ACQUISITION AGREEMENT

                                    by and among

                              KANSAS CITY SOUTHERN,
                             a Delaware corporation,

                                 KARA Sub, Inc.,
                             a Delaware corporation,

                                GRUPO TMM, S.A.,
                         a sociedad anonima organized under
                       the laws of the United Mexican States,

                           TMM HOLDINGS, S.A. de C.V.,
                       a sociedad anonima de capital variable
             organized under the laws of the United Mexican States,

                                       and

                          TMM MULTIMODAL, S.A. de C.V.,
                       a sociedad anonima de capital variable
               organized under the laws of the United Mexican States


                             DATED AS OF APRIL 20, 2003


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                                Table of Contents

ARTICLE 1 STOCK PURCHASE.....................................................1
  Section 1.1 Stock Purchase.................................................1
  Section 1.2 Stock Purchase Price...........................................1
ARTICLE 2 SUBSIDIARY INVESTMENT..............................................2
  Section 2.1 Subsidiary Investment..........................................2
ARTICLE 3 THE MERGER.........................................................2
  Section 3.1 The Merger.....................................................2
  Section 3.2 Name Change, Certificate of Incorporation and Bylaws...........2
  Section 3.3 Board and Officers.............................................2
  Section 3.4 Merger Integration Committee...................................3
ARTICLE 4 CLOSING............................................................3
  Section 4.1 Closing........................................................3
  Section 4.2 Actions at Closing.............................................3
  Section 4.3 Conversion of Securities.......................................4
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF SELLERS..........................5
  Section 5.1 Organization and Related Matters...............................5
  Section 5.2 Authorized Capitalization......................................6
  Section 5.3 GTFM and GTFM Subsidiaries.....................................7
  Section 5.4 Authority; No Violation........................................7
  Section 5.5 Consents and Approvals.........................................8
  Section 5.6 Financial Statements; Undisclosed Liabilities..................9
  Section 5.7 Contracts......................................................9
  Section 5.8 Intellectual Property Rights..................................10
  Section 5.9 Employee Benefit Matters......................................10
  Section 5.10 Labor and Other Employment Matters...........................11
  Section 5.11 Tax Matters..................................................13
  Section 5.12 Legal Proceedings............................................14
  Section 5.13 Permits and Compliance.......................................14
  Section 5.14 Environmental Matters........................................15
  Section 5.15 Properties...................................................15
  Section 5.16 Insurance....................................................16
  Section 5.17 No Other Broker..............................................16
  Section 5.18 No GTFM Material Adverse Effect..............................16
  Section 5.19 Sufficiency of and Title to Assets...........................16
  Section 5.20 Information in Filed Documents...............................16
  Section 5.21 Transactions with Affiliates.................................17
  Section 5.22 No Loss of Significant Customers.............................17
  Section 5.23 Trading in and Ownership of KCS Common Stock.................17
  Section 5.24 Solvency.....................................................17
  Section 5.25 Termination of Option Agreement..............................17
ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF KCS.............................18
  Section 6.1 Organization and Related Matters..............................18
  Section 6.2 Authority; No Violation.......................................18
  Section 6.3 Consents and Approvals........................................20

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  Section 6.4 Authorized Capitalization.....................................20
  Section 6.5 SEC Filings...................................................21
  Section 6.6 Financial Statements; Undisclosed Liabilities.................21
  Section 6.7 No Other Broker...............................................21
  Section 6.8 Information in Filed Documents................................22
  Section 6.9 No KCS Material Adverse Effect................................22
  Section 6.10 KARA Sub.....................................................22
  Section 6.11 Legal Proceedings............................................22
  Section 6.12 KCS Capital Resources........................................22
  Section 6.13 Employee Benefit Matters.....................................23
  Section 6.14 Labor and Other Employment Matters...........................23
  Section 6.15 Tax..........................................................23
  Section 6.16 Permits and Compliance.......................................23
  Section 6.17 Environmental Matters........................................24
  Section 6.18 Properties...................................................24
ARTICLE 7 COVENANTS AND ADDITIONAL AGREEMENTS...............................25
  Section 7.1 Conduct of Business by the GTFM Group.........................25
  Section 7.2 Conduct of Business by KCS and its Subsidiaries...............27
  Section 7.3 Access to Information; Confidentiality........................28
  Section 7.4 Regulatory Matters; Governing Documents; Third-Party Consents.28
  Section 7.5 Stockholder and Debtholder Approvals..........................29
  Section 7.6 Tax Matters...................................................30
  Section 7.7 Insurance.....................................................30
  Section 7.8 Notification of Certain Matters...............................30
  Section 7.9 Further Assurances............................................31
  Section 7.10 Third-Party Matters..........................................31
  Section 7.11 Efforts of Parties to Close..................................32
  Section 7.12 Expenses.....................................................33
  Section 7.13 VAT Contingency Payment......................................33
  Section 7.14 Financing for the Acquisition................................33
  Section 7.15 Release......................................................33
ARTICLE 8 CONDITIONS........................................................34
  Section 8.1 Mutual Conditions.............................................34
  Section 8.2 Conditions to the Obligations of KCS..........................34
  Section 8.3 Conditions to the Obligations of Sellers......................35
ARTICLE 9 TERMINATION.......................................................37
  Section 9.1 Termination...................................................37
  Section 9.2 Survival after Termination....................................37
ARTICLE 10 INDEMNIFICATION..................................................38
  Section 10.1 Survival of Representations, Warranties and Covenants;
  Exclusive Monetary Remedies...............................................38
  Section 10.2 Indemnification by Sellers...................................38
  Section 10.3 Indemnification by KCS.......................................39
  Section 10.4 Procedures for Third-Party Claims............................40
  Section 10.5 Tax Indemnification..........................................41
ARTICLE 11 DEFINITIONS......................................................41
  Section 11.1 Certain Defined Terms........................................41
ARTICLE 12 MISCELLANEOUS....................................................47

                                     - ii -
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  Section 12.1 Amendments; Waiver...........................................47
  Section 12.2 Entire Agreement.............................................47
  Section 12.3 Interpretation...............................................48
  Section 12.4 Severability.................................................48
  Section 12.5 Notices......................................................49
  Section 12.6 Headings.....................................................50
  Section 12.7 Binding Effect; Persons Benefiting; No Assignment............50
  Section 12.8 No Third Party Beneficiaries.................................50
  Section 12.9 Counterparts.................................................50
  Section 12.10 Specific Enforcement........................................50
  Section 12.11 Governing Law; Dispute Resolution...........................50
  Section 12.12 Announcements...............................................53
  Section 12.13 Termination Fee.............................................53






















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                             TABLE OF DEFINED TERMS


      Term.. Page Section

2003 Notes.........................9.....................5.5
2006 Notes.........................9.....................5.5
Acquisition........................1................Preamble
Affiliate.........................40....................11.1
Agreement..........................1................Preamble
Ancillary Agreements...............1................Preamble
Applicable Law....................40....................11.1
Arbitration Costs.................51...........12.11(d)(iii)
Arbitration Demand................50................12.11(d)
Arbitrators.......................50.............12.11(d)(i)
Benefit Plan......................10..................5.9(a)
Board of Directors.................2.....................3.3
Business Day......................40....................11.1
Buyer Parties.....................31.................7.10(c)
Certificate of Merger..............2.....................3.1
Change of Control.................40....................11.1
Closing............................3.....................4.1
Closing Date.......................3.....................4.1
Code..............................22....................6.13
Concession........................41....................11.1
Confidentiality Agreement.........41....................11.1
Consulting Agreement..............41....................11.1
Contracts.........................41....................11.1
Control...........................41....................11.1
Del. G.C.L.........................2.....................3.1
Disputes..........................49................12.11(a)
Dispute Notice....................50................12.11(c)
Dispute Parties...................49................12.11(a)
Dispute Party.....................49................12.11(a)
Effective Time.....................2.....................3.1
Encumbrance.......................41....................11.1
Environmental Laws................41....................11.1
Environmental Permit..............42....................11.1
ERISA.............................22....................6.13
ERISA Affiliate...................42....................11.1
Exchange Act......................42....................11.1
Expiration Date...................37.................10.1(a)
Final Resolution of the VAT Claim.42....................11.1
GAAP..............................42....................11.1
Governmental Authority............42....................11.1
GTFM...............................1................Preamble
GTFM Assets.......................16....................5.19

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GTFM Benefit Plan.................10..................5.9(a)
GTFM Business.....................42....................11.1
GTFM Financial Statements..........9.....................5.6
GTFM Form 20-F....................43....................11.1
GTFM Group........................43....................11.1
GTFM Insurance Policies...........16....................5.16
GTFM Material Adverse Effect......43....................11.1
GTFM Shares........................1.....................1.1
GTFM Subsidiaries..................7..................5.3(a)
GTFM Trademarks...................43....................11.1
GTFM Voting Debt...................6.....................5.2
Hazardous Materials...............43....................11.1
HSR Act...........................43....................11.1
Income Taxes......................43....................11.1
Indemnified Party.................39.................10.4(a)
Intellectual Property.............43....................11.1
Investment Advisers Act...........44....................11.1
Investment Company Act............44....................11.1
KARA Sub...........................1................Preamble
KARA Sub Common Stock..............2.....................2.1
KCS................................1................Preamble
KCS Acquisition Proposal..........31.................7.10(c)
KCS Assets........................44....................11.1
KCS Business......................44....................11.1
KCS Disclosure Schedule...........17..Article 6 Introduction
KCS Financial Statements..........20.....................6.6
KCS Indemnitees...................37....................10.2
KCS Material Adverse Effect.......44....................11.1
KCS SEC Documents.................21.....................6.5
KCS Stock Option Plan.............44....................11.1
KCS Voting Debt...................20.....................6.4
Knowledge.........................44....................11.1
Law...............................44....................11.1
Losses............................38....................10.2
Merger.............................1................Preamble
Merger Integration Committee.......3.....................3.4
MM.................................1................Preamble
MM Subsidiaries...................44....................11.1
NAFTA Rail.........................2.....................3.2
NYSE..............................44....................11.1
Parties............................1................Preamble
Permits...........................14.................5.13(a)
Permitted Encumbrance.............45....................11.1
Person............................45....................11.1
Proceedings.......................14....................5.12
Process Agent.....................52................12.11(f)
Put Agreement.....................45....................11.1
Put Purchase Price................45....................11.1

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

Reconciliation.....................9.....................5.6
Scheduled Contracts................9.....................5.7
SEC...............................45....................11.1
Securities........................45....................11.1
Securities Act....................45....................11.1
Securities Laws...................45....................11.1
Seller Disclosure Schedule.........5..Article 5 Introduction
Seller Indemnitees................38....................10.3
Seller Material Adverse Effect....45....................11.1
Seller Parties....................30.................7.10(a)
Sellers............................5..Article 5 Introduction
Strategic Investor................45....................11.1
Stock Purchase.....................1................Preamble
Stock Purchase Price...............1.....................1.1
Straddle Period...................29..................7.6(b)
Subsidiary........................46....................11.1
Subsidiary Investment..............1................Preamble
Surviving Company..................2.....................3.1
Tax...............................45....................11.1
Tax Return........................46....................11.1
Taxing Authority..................46....................11.1
Termination Date..................36..............9.1(a)(vi)
TFM...............................46....................11.1
Third-Party Claim.................39.................10.4(a)
TMM................................1................Preamble
TMM Account........................1.....................1.2
TMM Acquisition Proposal..........30.................7.10(a)
TMMH...............................1................Preamble
UMS................................1................Preamble
U.S...............................46....................11.1
VAT...............................46....................11.1
VAT Claim.........................46....................11.1
VAT Contingency Payment...........32....................7.13
VAT Payment.......................46....................11.1

Exhibit 1      KARA Sub Note
Exhibit A      Amended and Restated  Certificate of Incorporation of the
               Surviving Company
Exhibit B      Bylaws of the Surviving  Company
Exhibit C      Agreement of Assignment and Assumption of Put Obligations
Exhibit D      Boards  of  Directors,   Committees  and  Officers  of  Surviving
               Company,  GTFM  and  GTFM  Subsidiaries  and  Merger  Integration
               Committee
Exhibit E      Seller Disclosure Schedule
Exhibit F      KCS Disclosure Schedule
Exhibit G-1.   Form of Opinion Letter of Milbank, Tweed, Hadley & McCloy LLP
Exhibit G-2    Form of Opinion Letter of Haynes & Boone,  L.C.
Exhibit H-1    Form of Opinion Letter of Sonnenschein  Nath & Rosenthal
Exhibit H-2    Form of Opinion Letter of Jay Nadlman, Esq.

      ACQUISITION AGREEMENT, dated as of April 20, 2003 (this "Agreement"), by and among KANSAS CITY SOUTHERN, a Delaware corporation ("KCS"), KARA Sub, Inc., a Delaware corporation ("KARA Sub"), GRUPO TMM, S.A., a sociedad anonima organized under the laws of the United Mexican States ("UMS") ("TMM"), TMM HOLDINGS, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the UMS and a subsidiary of TMM ("TMMH") and TMM MULTIMODAL, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the UMS ("MM") and a subsidiary of TMMH (collectively, the "Parties").

      WHEREAS, each of the Boards of Directors of KCS, TMM, TMMH and MM has approved and declared advisable the acquisition by KCS of all of MM's interest in GRUPO TRANSPORTACION FERROVIARIA MEXICANA, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the UMS ("GTFM") through (i) the purchase by KARA Sub from MM of all of the capital stock of GTFM held by MM (the "Stock Purchase"), (ii) the investment by MM in KARA Sub (the "Subsidiary Investment") and (iii) the merger of KARA Sub with and into KCS (the "Merger") upon the terms and subject to the conditions of this Agreement (collectively, the Stock Purchase, Subsidiary Investment and the Merger comprise the "Acquisition"); and

      WHEREAS, certain of the Parties and other parties are entering into ancillary agreements (the "Ancillary Agreements," identified hereinafter) to carry out certain of the objectives of this Agreement and of the Acquisition.

     NOW,  THEREFORE,  in  consideration  of the foregoing  and the  respective
representations,   warranties,  covenants  and  agreements  set  forth  in  this
Agreement and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE 1

                                 STOCK PURCHASE

     Section 1.1 Stock Purchase. Upon the terms and subject to satisfaction or waiver of the conditions set forth in Article 8, at the Closing, KARA Sub shall purchase, acquire and receive from MM, and MM shall sell, assign, transfer, convey and deliver to KARA Sub, all GTFM Shares held by MM, consisting of 25,500 shares of Series "A" fixed capital stock of GTFM and 3,842,901 shares of Series "A" variable capital stock of GTFM (collectively the "GTFM Shares"), for the consideration described in Section 1.2 (the "Stock Purchase Price").

     Section 1.2 Stock Purchase Price. The Stock Purchase Price to be paid by KARA Sub to MM at the Closing for the purchase of the GTFM Shares shall be paid by the delivery of: (i) $200 million, in immediately available funds, by wire transfer to the account designated by TMM to KCS at least three business days prior to the Closing Date (the "TMM Account"), provided, that KCS may, at its option, elect to pay up to $80 million of such amount by delivering to MM a number of shares of KCS Common Stock, or of KCS Class A Common Stock determined by dividing the amount that KCS so elects to pay other than in cash by $12.50 (such election to be made by written notice to the Sellers not less than 30 days prior to the

Closing specifying the amount which KCS elects to pay through the delivery of Common Stock or Class A Common Stock and the class of such stock, which notice shall be irrevocable once given); and (ii) a subordinated promissory note evidencing an indebtedness of KARA Sub in the principal amount of $25,000,000, having the terms and conditions set forth in the form of note attached hereto as
Exhibit 1 (the "KARA Sub Note"). KCS covenants and agrees to provide KARA Sub with sufficient funds to make all payments required to be made by it under this Agreement.

                                   ARTICLE 2

                              SUBSIDIARY INVESTMENT

     Section 2.1 Subsidiary Investment. At the Closing, immediately following the Stock Purchase, MM shall subscribe for and purchase from KARA Sub 100 shares of KARA Sub common stock, $.01 par value ("KARA Sub Common Stock"), representing 10% of the issued and outstanding shares of KARA Sub Common Stock, and KARA Sub shall issue, sell and transfer to MM the KARA Sub Common Stock in consideration for delivery by MM to KARA Sub of the KARA Sub Note.

                                   ARTICLE 3

                                   THE MERGER

     Section 3.1 The Merger. Immediately following the Subsidiary Investment, KARA Sub shall be merged with and into KCS in accordance with the General Corporation Law of the State of Delaware ("Del. G.C.L."). KCS and KARA Sub shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the Del. G.C.L. (the date and time of the filing of the Certificate of Merger being the "Effective Time"). At the Effective Time, the effects of the Merger shall be as provided in the Certificate of Merger and the applicable provisions of the Del. G.C.L. As a result of the Merger, the separate corporate existence of KARA Sub shall cease and KCS shall continue as the surviving corporation of the Merger (the "Surviving Company").

     Section 3.2 Name Change, Certificate of Incorporation and Bylaws. At the Effective Time, KCS shall change its name to "NAFTA Rail Corporation" or such other name as shall be determined by KCS and its Restated Certificate of
Incorporation and Bylaws shall be amended in their entirety to contain the provisions set forth, respectively, in Exhibits A and B to this Agreement, which shall become, respectively, the Amended and Restated Certificate of Incorporation and Bylaws of the Surviving Company. At the Effective Time, the Charter and Bylaws, or other organizational documents of GTFM and each GTFM Subsidiary shall be amended as determined by KCS.

     Section 3.3 Board and Officers. At the Effective Time, the Board of Directors of the Surviving Company (the "Board of Directors") shall be comprised of eleven members (provided, that KCS may add a representative of a Strategic Investor in KCS as a twelfth director) divided into three classes, each class to be as equal in number as practicable, to serve staggered three-year terms. At or promptly following the Effective Time, the Board of Directors shall establish, and appoint the members of, such committees as the Board of Directors deems appropriate, which shall include the committees set forth in Exhibit D to this Agreement. Included in Exhibit D are the names of the members of the respective initial Board of Directors (including those persons designated to be members of the committees of the Board of Directors), and the initial executive officers, of the Surviving Company, and of GTFM and the GTFM Subsidiaries, each to hold office at the Effective Time. Each person identified in Exhibit D to this Agreement shall hold office in accordance with the applicable charter documents and Ancillary Agreements and until the earlier of their resignations or removal as permitted under such charter documents and Ancillary Agreements, or until their respective successors are duly elected and qualified, as the case may be.

     Section 3.4 Merger Integration Committee. The Board of Directors shall appoint, effective as of the Effective Time, a merger integration committee ("Merger Integration Committee"), comprised initially of the persons identified as such in Exhibit D. The Merger Integration Committee shall assist the Board of Directors for a period of one year in managing the transition of ownership and operation of GTFM contemplated by this Agreement and shall have such other duties and responsibilities as may be assigned by the Board of Directors, consistent with the Ancillary Agreements.

                                    ARTICLE 4

                                     CLOSING

     Section 4.1 Closing. Unless this Agreement shall have been earlier terminated in accordance with the terms hereof, the consummation of the transactions contemplated by this Agreement (the "Closing") shall, subject to the satisfaction or waiver of the conditions set forth in Article 8, take place at the offices of Sonnenschein Nath & Rosenthal, 1221 Avenue of the America, 24th Floor, New York, New York, on the second (2nd) Business Day after all of the conditions set forth in Article 8 have been satisfied or waived (other than the conditions that relate to actions to be taken at the Closing) or at such other date, time and place as KCS and MM shall mutually agree in writing (the date on which the Closing takes place, the "Closing Date"). The closing of the Acquisition is dependent upon the closing of each of the Stock Purchase, the Subsidiary Investment and the Merger and if any one of the Stock Purchase, the Subsidiary Investment or the Merger shall not close, then the Acquisition shall not close and all consideration theretofore paid or exchanged shall be promptly returned.

     Section 4.2  Actions at Closing. At the Closing:

     (a) KCS shall cause KARA Sub to deliver to MM the Stock Purchase Price, including the KARA Sub Note, duly executed and in proper form to evidence the indebtedness of KCS Sub represented thereby and MM shall, and TMM shall cause MM to, deliver to KARA Sub the stock certificates for the GTFM Shares duly endorsed in favor of KARA Sub in proper form to transfer ownership to KARA Sub of such shares free and clear of any and all Encumbrances.

     (b) MM shall, and TMM shall cause MM to, deliver to KARA Sub the KARA Sub Note, duly endorsed for transfer to KARA Sub free and clear of any and all Encumbrances, other than Encumbrances arising solely by operation of law, and KCS shall cause KARA Sub to issue and deliver to MM the KARA Sub Common Stock.

     (c) KCS and KARA Sub shall file the Certificate of Merger with the Secretary of State of Delaware to effect the Merger.

     (d) The Parties shall deliver and receive, respectively, the opinions of counsel referred to in Section 8.2(f) and 8.3(e) and the officers' certificates referred to in Section 8.2(c) and 8.3(c).

     (e) KCS and Consultant shall execute and deliver the Consulting Agreement, which shall become effective on the first business day following the Closing Date.

     (f) KCS and TMM shall execute and deliver the Marketing and Services Agreement. KCS, TMM and the other parties thereto shall execute and deliver the Stockholders' Agreement and the Registration Rights Agreement.

     (g) TMM and KCS shall execute and deliver an agreement by which TMM assigns its rights, and KCS assumes TMM's obligations, to purchase TFM stock pursuant to the Put Agreement and indemnifying TMM from KCS's non-performance of such obligations, such agreement to be substantially in the form of Exhibit C hereto.

     (h) To the extent in the possession of TMM or MM, TMM and MM shall, and TMM shall cause MM to, deliver to GTFM all files and books of account, including business, financial and tax records, of GTFM, including, without limitation, minute books, stock record books, the Concession Agreement and supporting exhibits and records relating thereto and work papers. In addition, TMM and MM shall, and TMM shall cause MM to, deliver to GTFM or KCS such other documents, resolutions, appointments, powers of attorney and instruments of transfer necessary or appropriate to implement this Agreement and effect the transactions contemplated hereby and by the Ancillary Agreements, in each case as KCS may reasonably request and in form and substance reasonably acceptable to KCS.

     (i) MM shall cause the Secretary of GTFM to make the corresponding notation in the Stock Registry Book of GTFM evidencing KARA Sub as the record, legal and beneficial owner of the GTFM Shares as of the Closing Date.

     (j) The written resignations of all directors and officers (or, as to officers, evidence reasonably acceptable to KCS of corporate action sufficient to effect their removal and replacement) of GTFM and GTFM Subsidiaries effective as of the Closing Date, except for those persons identified on Exhibit D as to continue in office, shall be delivered to KCS, accompanied by evidence reasonably satisfactory to KCS that prior to such resignation, the election of the successors to directors resigning was approved by at least two-thirds of the entire Board of Directors of such corporations.

     (k) All actions taken at the Closing pursuant to this Agreement shall be deemed to have been taken simultaneously and no actions or transactions will be deemed to have taken place, or documents delivered, or payments made, unless all actions and transactions have been completed and all documents have been executed and delivered.

     Section 4.3 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any other action on the part of any Party:

     (a) each share of KARA Sub Common Stock issued and outstanding immediately prior to the Effective Time and held of record and beneficially by MM shall be converted into and exchanged for 180,000 shares of Class A Common Stock of the Surviving Company, representing in the aggregate 18,000,000 shares of Class A Common Stock of the Surviving Company and having the par value and the rights and limitations described in Article Fourth of Exhibit A to this Agreement;

     (b) each share of KARA Sub Common Stock issued and outstanding immediately prior to the Effective Time and held of record and beneficially by KCS shall be cancelled;

     (c) each share of KCS Common Stock, and each share of KCS Preferred Stock, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding as one share of Common Stock, and one share of Preferred Stock, respectively, of the Surviving Company, having the par value and the rights and limitations described in Article Fourth of Exhibit A to this Agreement;

     (d) each share of KCS Common Stock and each share of KCS Preferred Stock that is owned by KCS immediately prior to the Effective Time as treasury stock shall remain as one share of treasury stock of the Surviving Company having the par value and the rights and limitations described in Article Fourth of Exhibit A to this Agreement; and

     (e) each option to acquire KCS Common Stock issued and outstanding immediately prior to the Effective Time shall be adjusted as necessary to provide that, at the Effective Time, such option shall be deemed an option to acquire, on the same terms and conditions as were applicable under such option, the number of shares of Common Stock of the Surviving Company equal to the number of shares of KCS Common Stock subject to such option.

                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Except as set forth in the disclosure schedule attached as Exhibit E to this Agreement (the "Seller Disclosure Schedule"), TMM, TMMH and MM ("Sellers"), jointly and severally, represent and warrant to KCS as follows:

     Section 5.1  Organization and Related Matters.

     (a) TMM is a sociedad anonima, duly formed, validly existing and in good standing under the laws of the UMS. TMM has the corporate power and authority necessary to carry on its business in the manner as it is now being conducted and to own, lease and operate all of its properties and assets. The copy of TMM's Corporate Charter and Bylaws previously provided to KCS is a complete and correct copy of such instrument as in effect on the date hereof. Sellers have provided KCS with an English translation of such documents.

     (b) TMMH is a S.A. de C.V., duly formed, validly existing and in good standing under the laws of the UMS. TMMH has the corporate power and authority necessary to carry on its business in the manner it is now being conducted and to own, lease and operate all of its properties and assets. TMMH is a subsidiary of TMM, which owns all of the issued and outstanding capital stock of TMMH, except as set forth in Section 5.1 of the Seller Disclosure Schedule.

     (c) MM is a S.A. de C.V., duly formed, validly existing and in good standing under the laws of the UMS. MM has the corporate power and authority necessary to carry on its respective business in the manner it is now being conducted and to own, lease and operate all of its properties and assets. MM is a subsidiary of TMMH, which owns all of the issued and outstanding capital stock of MM, except as set forth in Section 5.1 of the Seller Disclosure Schedule.

     (d) GTFM is a S.A. de C.V., duly formed, validly existing and in good standing under the laws of the UMS, and each of the GTFM Subsidiaries is a S.A. de C.V. or other business entity duly formed, validly existing and in good standing under the laws of the UMS. GTFM has the corporate power and authority necessary to carry on its business in the manner it is now being conducted and to own, lease and operate all of its properties and assets.

     (e) Each of TMM, TMMH, MM, GTFM and the Subsidiaries of GTFM is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, except in jurisdictions where the failure of such license or qualification would not individually or in the aggregate have a GTFM Material Adverse Effect.

     (f) The copies of the Corporate Charter and Bylaws of each of TMMH, MM, GTFM, and of each of the GTFM Subsidiaries, delivered to KCS by TMM prior to the execution of this Agreement are complete and correct copies of such instruments as in effect on the date hereof and Sellers have provided KCS with English translations of such documents.

     Section 5.2 Authorized Capitalization. The authorized capital stock of GTFM consists of (i) 25,500 shares of Series "A" fixed capital, of which 25,500 shares are held by MM, (ii) 3,842,901 shares of Series "A" variable capital, of which 3,842,901 shares are held by MM, (iii) 24,500 shares of Series "B" fixed capital, of which 24,500 shares are held by NAFTA Rail, S.A. de C.V., (iv) 3,692,199 shares of Series "B" variable capital, of which 3,692,199 shares are held by NAFTA Rail, S.A. de C.V., and (v) 2,478,470 shares of Series "LII" variable capital, of which 2,478,470 are held by TFM. Except as set forth in
Section 5.2 of the Seller Disclosure Schedule, there are no other shares of capital stock of GTFM or other ownership interests in GTFM issued, reserved for issuance or outstanding. All of the shares of capital stock of GTFM outstanding are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights and are not subject to any voting trust agreement (or similar agreement), or other Contract restricting or otherwise relating to the voting, dividend rights or disposition of such shares to which GTFM or any of the Sellers is a party or by which GTFM or any of the Sellers is bound. Except as set forth in this Section 5.2, there is no outstanding option, warrant, convertible or exchangeable security, right, subscription, call, right of first refusal, legally binding commitment, preemptive right or other agreement or right of any kind to which GTFM or the Sellers are a party or are otherwise bound entitling any Person to purchase or otherwise acquire (including by exchange or conversion) from GTFM or any GTFM Subsidiary any shares of capital stock of GTFM. Except as set forth in the Put Agreement, there are no outstanding obligations of GTFM or any of its Subsidiaries to redeem, repurchase or otherwise acquire any of the shares of capital stock of GTFM or any shares of capital stock (or other ownership interests) of any of its Subsidiaries. Neither GTFM nor any GTFM Subsidiary has outstanding any bonds, debentures, notes or other indebtedness generally having the right to vote (or convertible into, or exchangeable for, Securities having the right to vote) on any matters on which holders of shares of capital stock of GTFM may consent or vote ("GTFM Voting Debt"). There are no options, warrants, rights, convertible or exchangeable Securities, "phantom" interests or other ownership interest appreciation rights, commitments, Contracts, arrangements or undertakings of any kind to which GTFM or any of its Subsidiaries is a party or by which any of them is bound (i) obligating GTFM or any of its Subsidiaries or any other Person to issue, deliver or sell, or cause to be issued, delivered or sold, existing or additional shares of capital stock of GTFM or capital stock (or other ownership interests) of any GTFM Subsidiary, or any security convertible into or exercisable or exchangeable for any of the foregoing or for GTFM Voting Debt, (ii) obligating GTFM or any GTFM Subsidiary or any other Person to issue, grant, extend or enter into any such option, warrant, call, right, security commitment, Contract, arrangement or undertaking,
(iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of the shares of capital stock of GTFM or capital stock (or other ownership interests) of any GTFM Subsidiary or (iv) that give rise to a right to receive any payment from GTFM or any GTFM Subsidiary upon the execution of this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby, except as set forth in this Section 5.2. Notwithstanding the disclosures set forth in Section 5.2 of the Seller Disclosure Schedule or otherwise, the shares of GTFM to be purchased by KARA Sub from MM pursuant to this Agreement shall be acquired by KARA Sub free and clear of any and all Encumbrances, except for any Encumbrances created by KARA Sub or its Affiliates or by operation of law.

     Section 5.3  GTFM and GTFM Subsidiaries.

     (a) Section 5.3 of the Seller Disclosure Schedule lists each Subsidiary of GTFM (the "GTFM Subsidiaries") and their respective jurisdictions of incorporation or organization and the outstanding shares of capital stock and other ownership interests, if any, of the GTFM Subsidiaries, and the record owner thereof. All of the outstanding shares of capital stock of, or other equity interests in, each of the GTFM Subsidiaries have been validly issued and are fully paid and nonassessable and such shares or interests owned directly or indirectly by GTFM free and clear of all Encumbrances and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except as set forth in Section 5.3 of the Seller Disclosure Schedule. Except for the capital stock or other ownership interests of the GTFM Subsidiaries as set forth on Section 5.3 of the Seller Disclosure Schedule, GTFM does not beneficially own directly or indirectly any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

     (b) Neither GTFM nor any of the GTFM Subsidiaries engage in or conduct any business other than as set forth in the GTFM Form 20-F, or as set forth in
Section 5.3 of the Seller Disclosure Schedule. Neither GTFM nor any of the GTFM Subsidiaries has taken any action or commenced or threatened any legal proceeding for the administration, winding-up or provisional winding-up or dissolution of GTFM or any of the GTFM Subsidiaries or seeking to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of any of the properties, revenues, undertakings or assets of GTFM or any of the GTFM Subsidiaries, nor have any orders been made for any of the foregoing.

     Section 5.4  Authority; No Violation.

     (a) TMM, TMMH and MM each has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action on their respective parts, and no other corporate action on the part of TMM, TMMH or MM is necessary to approve this Agreement or the Ancillary Agreements to which it is a party or to authorize or consummate the transactions contemplated hereby or thereby, other than approvals from the shareholders of TMM and MM. TMM has received the opinion of JP Morgan Securities, Inc. that the consideration to be received in the Acquisition is fair from a financial point of view to TMM. This Agreement and the Ancillary Agreements to which it is a party have been duly and validly executed and delivered by TMM, TMMH and MM (except for those Ancillary Agreements that are not dated the date hereof, which Ancillary Agreements shall be duly and validly executed and delivered prior to the Closing) and (assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by the other Parties hereto and thereto) constitute valid and binding obligations of TMM, TMMH and MM (except for those Ancillary Agreements that are not dated the date hereof, which Ancillary Agreements shall constitute valid and binding obligations of TMM, TMMH and MM at the Closing), enforceable against TMM, TMMH and MM in accordance with their terms, except as
(i) the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and the availability of equitable relief (whether in proceedings at law or in equity) and (ii) rights to indemnification may be limited by the Securities Laws and the policies underlying such laws.

     (b) Neither the execution and delivery of this Agreement or the Ancillary Agreements to which it is a party by TMM, TMMH or MM nor the consummation by TMM, TMMH or MM of any of the transactions contemplated hereby or thereby to be performed by them, nor compliance by TMM, TMMH or MM with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Charter or Bylaws of TMM, TMMH or MM or the charter or bylaws or comparable organizational documents of GTFM or any GTFM Subsidiary or (ii) assuming that the consents and approvals referred to in Section 5.5 are duly obtained, (x) violate, conflict with or require any notice, filing, consent, waiver or approval under any Applicable Law to which TMM, TMMH, MM, GTFM or the GTFM Subsidiaries or any of their respective properties, Contracts or assets are subject, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any liability under, result in the creation of any Encumbrance other than any Permitted Encumbrance upon the properties, Contracts or assets of TMM, TMMH, MM, GTFM or the GTFM Subsidiaries under, or require any notice, approval, waiver or consent under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which TMM, TMMH, MM, GTFM or any of the

GTFM Subsidiaries is a party, or by which TMM, TMMH, MM, GTFM or any of the GTFM Subsidiaries or any of their properties or assets may be bound or affected, except, in the case of this clause (ii), as set forth in Section 5.4 of the Seller Disclosure Schedule or as would not have or be reasonably expected to have, individually or in the aggregate, a GTFM Material Adverse Effect or result in an Encumbrance on the GTFM Shares.

     Section 5.5 Consents and Approvals. Except (i) as set forth in Section 5.5 of the Seller Disclosure Schedule and in the Ancillary Agreements, (ii) the prior approval of the Mexican Foreign Investments Commission, (iii) clearance by the Mexican Antitrust Commission, (iv) notice to the Mexican Ministry of Communications and Transportation, (v) compliance with and filings under the Securities Laws as may be required in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, (vi) any required filings with the NYSE, (vii) the filing of the Certificate of Merger, (viii) consents from the holders of TMM's outstanding 9 1/2% Notes due 2003 (the "2003 Notes") and 10 1/4% Notes due 2006 (the "2006 Notes"), and (ix)
the expiration or earlier termination of the waiting period under the HSR Act, no consents or approvals of, or filings, declarations or registrations with any Governmental Authority, any third party or any other Person are necessary on the part of the Sellers in connection with the execution and delivery by each Seller of this Agreement or the Ancillary Agreements to which it is a party and the consummation by the Sellers of the Acquisition and the other transactions contemplated by this Agreement and the Ancillary Agreements other than such consents, approvals, filings, declarations or registrations which if not obtained would not reasonably be expected to have a GTFM Material Adverse Effect. To the best of Sellers' Knowledge, no control share, anti-takeover or similar statute under the laws of the UMS is applicable to the transactions contemplated hereby or by the Ancillary Agreements.

     Section 5.6 Financial Statements; Undisclosed Liabilities. The audited consolidated financial statements of GTFM and its consolidated Subsidiaries for the period ended December 31, 2002, as approved by the shareholders of GTFM, previously provided to KCS (the "GTFM Financial Statements") present fairly, in all material respects, in conformity with IAS applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of GTFM and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). The reconciliation ("Reconciliation") to U.S. GAAP from IAS of the GTFM Financial Statements, provided by GTFM to KCS, fairly presents in all material respects all adjustments necessary to reflect the presentation of such financial statements on a U.S. GAAP basis. Except as set forth in the GTFM Financial Statements, neither GTFM nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by IAS, or the Reconciliation, to be set forth on a consolidated balance sheet of GTFM and the consolidated GTFM Subsidiaries or in the notes thereto or which, individually or in the aggregate, could reasonably be expected to have a GTFM Material Adverse Effect.

     Section 5.7 Contracts. Section 5.7 of the Seller Disclosure Schedule sets forth a complete and accurate list or description, as of the date of this Agreement, of all Contracts: (i) that are between GTFM or any of the GTFM Subsidiaries, on the one hand, and Sellers or any Affiliate of Seller (other than GTFM and its Subsidiaries) on the other hand, (ii) which constitute nondisclosure agreements or confidentiality agreements which could reasonably be expected to have a significant effect on the conduct of the GTFM Business or the business of the Surviving

Company; (iii) pursuant to which GTFM or any of its Subsidiaries is either obligated to pay or entitled to receive in excess of $10 million in any year (that is not otherwise required to be disclosed pursuant to this Section 5.7);
(iv) that are employment, management, consulting or severance agreements with any officer or director of GTFM or any of its Subsidiaries; (v) that include any noncompetition or nonsolicitation covenant or any exclusive dealing or similar arrangement that limits the ability of GTFM or any of its Subsidiaries to compete (geographically or otherwise) in any line of business or which would so limit the Surviving Company or any of its Subsidiaries after the Effective Time or (vi) trackage rights agreements, interline or interchange agreements with other railroads (collectively, the "Scheduled Contracts"). As of the date hereof, each of the Contracts is a legal, valid and binding obligation of GTFM or its Subsidiaries (assuming the due authorization, execution and delivery by the other Parties thereto) and is in full force and effect and enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by the availability of equitable remedies (whether in proceedings at law or in equity). As of the date of this Agreement, neither GTFM nor any of its Subsidiaries has received notice of cancellation of or default under or intent to cancel or call a default under any of the Scheduled Contracts. Assuming receipt of the consents and approvals set forth in
Section 5.5, to the best of the Sellers' Knowledge, nothing has occurred which with or without notice or lapse of time or both would constitute a material breach of or a material default under any of the Scheduled Contracts.

     Section 5.8  Intellectual Property Rights.

     (a) With respect to all Intellectual Property used in the conduct of the GTFM Business, GTFM or a Subsidiary of GTFM either has all right, title and interest in or valid and binding rights under Contract to use such Intellectual Property, except where the failure to have such rights would not reasonably be expected to have a GTFM Material Adverse Effect. Except as disclosed in Section
5.8 of the Seller Disclosure Schedule or as would not reasonably be expected to have a GTFM Material Adverse Effect, (i) all registrations with and applications to Governmental Authorities in respect of Intellectual Property owned by GTFM or a Subsidiary of GTFM are valid and in full force and effect, (ii) there are no material restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by GTFM or any Subsidiary in respect of such Intellectual Property, (iii) to the Knowledge of the Sellers neither GTFM nor any Subsidiary of GTFM is in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any Contract to use such
Intellectual Property and (iv) to the Knowledge of the Sellers, such Intellectual Property is not being infringed by any other Person. Neither GTFM nor any Subsidiary of GTFM has received notice that GTFM or any Subsidiary of GTFM is infringing in any material respect any Intellectual Property of any other Person, to the Knowledge of Sellers, no claim is pending or has been made to such effect that has not been resolved and, to the Knowledge of the Sellers, neither GTFM nor any Subsidiary of GTFM is infringing any Intellectual Property of any other Person the effect of which, individually or in the aggregate, could reasonably be expected to have a GTFM Material Adverse Effect. TMM shall transfer to GTFM or KCS, effective upon the closing, all right, title and interest in and to that certain trademark of mixed type, owned by TMM, registered with the Mexican Institute of Industrial Property under number 53951, class 37, in connection with the name "TFM" and its design, and shall execute and deliver all documents reasonably required by KCS to effect such transfer to the transferee and its successors and assigns.

     Section 5.9  Employee Benefit Matters.

     (a) Section 5.9 of the Seller Disclosure Schedule sets forth a true and complete list of each material pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, profit sharing plan, bonus plan or policy, employee group insurance plan, hospitalization plan, disability plan or other employee benefit plan, program, policy or practice, formal or informal, funded or unfunded, to any current or former director, officer or employee (or to any dependent or beneficiary thereof) of GTFM or any Subsidiary of GTFM under which GTFM or any Subsidiary of GTFM has any present or future material obligation or liability, whether actual or contingent. Each such plan, agreement, program, policy and arrangement shall be referred to as a "Benefit Plan." Each Benefit Plan is further designated in Section 5.9 of the Seller Disclosure Schedule as either currently or formerly maintained, sponsored or contributed to by GTFM (a "GTFM Benefit Plan") or by any other entity (in which case such entity is identified). Neither GTFM nor any GTFM Subsidiary, nor to the Knowledge of Sellers, any other Person, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any GTFM Benefit Plan, other than with respect to a modification, change or termination required by Applicable Law.

     (b) With respect to each Benefit Plan, GTFM has delivered or made available to KCS true, current, correct and complete copies of (i) each Benefit Plan (or, if not written, a written summary of its material terms), including without limitation all plan documents, adoption agreements, trust agreements, insurance Contracts or other funding vehicles and all amendments thereto, (ii) any summaries and summary plan descriptions, including any summary of material modifications, distributed to Benefit Plan participants, (iii) the most recent actuarial report or other financial statement relating to such Benefit Plan, as applicable, and (iv) all filings made with any Governmental Authorities with respect to any Benefit Plan.

     (c) Each Benefit Plan has been administered in material compliance with its terms and all Applicable Laws and material contributions required to be made under the terms of any of the Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected in the GTFM Financial Statements. With respect to the Benefit Plans, no event has occurred and there exists no condition or set of circumstances in connection with which GTFM could be subject to any material liability (other than for liabilities to pay benefits) under the terms of, or with respect to, such Benefit Plans, or any Applicable Law.

     (d) Except as disclosed in Section 5.9 of the Seller  Disclosure  Schedule:
(i) there has been no prohibited  transaction  (within the meaning of Applicable
Law) with respect to any Benefit Plan that could result in material liability to GTFM or the Surviving Company, (ii) each Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability (other than liability for ordinary administrative expenses typically incurred in a termination event), (iii) no suit, administrative proceeding, action or other litigation has been brought or, to the Knowledge of Sellers, is threatened, against or with respect to any such Benefit Plan, including any audit or inquiry by any Governmental Authority, (iv) all tax, annual reporting and other governmental filings required have been timely filed with the appropriate Governmental Authority and all notices and disclosures have been timely provided to participants and (v) each Benefit Plan meets the requirement for deductibility under the law and regulations of the UMS.

     (e) No Benefit Plan exists, and no other payment shall be made that, as a result of the execution of this Agreement or the transactions contemplated by this Agreement (whether alone or in connection with a subsequent event), could result in the payment to any employee of the GTFM Group of any money or other property or could result in the increase, acceleration or provision of any payments, other rights or benefits to any such employee.

     Section 5.10 Labor and Other Employment Matters.

     (a) Sellers have made available to KCS a complete and accurate list (giving name, job title and current payroll compensation of each current employee of each company in the GTFM Group. None of the members of the GTFM Group has any responsibility or liability to any of its employees for any delinquent payments of wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employee or paid to such employee for mandatory profit sharing, housing, mandatory retirement benefits, vacation benefits or social security benefits required under Mexican law in an amount that would have a GTFM Material Adverse Effect.

     (b) Except as would not reasonably be expected to have a GTFM Material Adverse Effect, each of the members of the GTFM Group (i) are in compliance in all material respects with all Applicable Law respecting labor, employment, immigration, fair employment practices, terms and conditions of employment, workers' compensation, occupational safety, plant closings, wages and hours and any other Law applicable to any of their employees, and (ii) has withheld all amounts required by Applicable Law or by agreement to be withheld from the wages, salaries, and other payments to employees, and (iii) is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing.

     (c) No current officer of any member of the GTFM Group has given notice of termination of employment to the GTFM Group, nor do Sellers otherwise have any Knowledge, that any such officer intends to terminate his or her employment with the GTFM Group.

     (d) The Mexican Railway Workers Union (El Sindicato deTrabajadores Ferrocarrileros de la Republica Mexicana) is the only trade union or labor union representing any employees of GTFM or any of its Subsidiaries. Sellers have provided to KCS a true and complete copy of the collective bargaining agreement and any amendments thereof. Neither GTFM nor any of its Subsidiaries is a party, or is otherwise subject, to any other collective bargaining agreement or other labor union contract applicable to its employees. There are no material activities or proceedings by a labor union or representative thereof to organize any employees of GTFM or any of its Subsidiaries. There are no pending negotiations between GTFM or any of its Subsidiaries and any labor union or representative thereof regarding any proposed material changes to any existing collective bargaining agreement and no such collective bargaining agreement is subject to expiration or renewal within one year after the date hereof or the extension or renewal of such an agreement or the entering of any such agreement. There are no pending, and none of GTFM or any of its Subsidiaries has experienced since December 31, 2001 any, material labor disputes, lockouts, strikes, slowdowns, work stoppages, or threats thereof nor, to the knowledge of the Sellers, has any event occurred or does any circumstance exist that would provide a reasonable basis for any such dispute, lockout, strike, slowdown, work stoppage or threat thereof. GTFM and its Subsidiaries are not in default and have not breached in any material respect the terms of any applicable collective bargaining or other labor union contract, and there are no material claims or grievances outstanding against GTFM, any of its Subsidiaries, or any of their respective employees under any such agreement or contract.

     (e) Except as specified in Section 5.10 of the Seller Disclosure  Schedule,
(i) there are no claims, disputes or actions pending, or to the Knowledge of Sellers threatened, between GTFM or any of its Subsidiaries, on the one hand, and any of their employees, on the other hand, and (ii) to the Knowledge of Sellers, there are no facts or circumstances involving any employee that would form the basis of, or give rise to, any cause of action, including, without limitation, unlawful termination based on discrimination of any kind, except in case of such clause (i) or (ii) as would not reasonably be expected to have, individually or in the aggregate, a GTFM Material Adverse Effect.

     Section 5.11 Tax Matters.

     (a) Except as set forth in Section 5.11 of the Seller Disclosure Schedule or as would not have a GTFM Material Adverse Effect, all Tax Returns and reports of GTFM and the GTFM Subsidiaries required to be filed on or before the Closing Date have been duly and timely filed (taking into account all proper extensions) with the appropriate Taxing Authorities and all such Tax Returns were complete, correct and accurate. All Taxes shown on such Tax Returns as owed by GTFM or the GTFM Subsidiaries have been paid.

     (b) Except as set forth in Section 5.11 of the Seller Disclosure Schedule, neither GTFM nor any of the GTFM Subsidiaries has received any written notice of deficiency or assessment from any Taxing Authority with respect to material liabilities for Taxes of GTFM or any of the GTFM Subsidiaries which have not been paid or finally settled. No claim has ever been made in writing by an authority in a jurisdiction where GTFM or any of the GTFM Subsidiaries do not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction. Except as set forth in Section 5.11 of the Seller Disclosure Schedule, no audit of any Tax Return concerning GTFM or any of the GTFM Subsidiaries is pending, being conducted, or to the Knowledge of Sellers, threatened to be instituted by a Taxing Authority. Except as set forth in
Section 5.11 of the Seller Disclosure Schedule, neither GTFM nor any of the GTFM Subsidiaries has in effect a waiver of any statute of limitation in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency that will be in effect as of the Closing Date.

     (c) There are no liens for Taxes on any assets of GTFM or any of the GTFM Subsidiaries other than liens for current Taxes (i) not yet due and payable or
(ii) that would not have a GTFM Material Adverse Effect.

     (d) Except as set forth in Section 5.11 of the Seller Disclosure Schedule, neither GTFM nor any of the GTFM Subsidiaries has any liability for the Taxes of any other Person as a transferee or successor, by Contract or otherwise.

     (e) There are no Tax sharing or Tax indemnity agreements or similar arrangements with respect to or involving GTFM or any of the GTFM Subsidiaries, other than agreements among GTFM and Subsidiaries in which GTFM owns directly or indirectly all equity interest.

     (f) Each of GTFM and the GTFM Subsidiaries has complied in all material respects with all applicable governmental rules relating to the payment, collection and withholding of Taxes.

     (g) Except as set forth in Section 5.11 of the Seller Disclosure Schedule, there is no Tax Litigation pending or to the Knowledge of Sellers threatened against GTFM and/or the GTFM Subsidiaries.

     (h) To the Knowledge of the Sellers neither GTFM nor any of its Subsidiaries will suffer any adverse tax consequences in the UMS from ceasing, as a result of the Acquisition, to be members of the TMM consolidated group.

     (i) During the period from the date of the GTFM Financial Statements until the date of this Agreement, GTFM and each of the GTFM Subsidiaries (i) have made no change in any accounting method used for Tax purposes or in depreciation or amortization policies, and have made no election for Tax purposes which is not consistent with the method, policies and elections made prior to the date of the GTFM Financial Statements; and (ii) have not settled any pending Tax audits or settled any Tax liability.

     Section 5.12 Legal Proceedings. Except as set forth in Section 5.12 of the Seller Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings (including disciplinary proceedings), claims, suits, actions or governmental or regulatory investigations of any nature whether in the UMS or elsewhere (collectively, "Proceedings") that are pending or, to the Knowledge of Sellers, threatened against GTFM or any of the GTFM Subsidiaries or any of their respective directors or officers (in their capacity as such) or the GTFM Assets or the GTFM Business, which if determined adversely would have a GTFM Material Adverse Effect, or that challenge the validity or propriety of the transactions contemplated by this Agreement or by any of the Ancillary Agreements. There is no injunction, order, judgment or decree imposed upon GTFM or any of the GTFM Subsidiaries, any material portion of the GTFM Assets or the GTFM Business.

     Section 5.13 Permits and Compliance.

     (a) Section 5.13 of the Seller Disclosure Schedule sets forth a true and complete list of all licenses, franchises, concessions, decrees, permits and authorizations required under Applicable Law (collectively, "Permits") currently held by GTFM and each of its Subsidiaries and which are required to operate the GTFM Business as currently conducted where the failure to hold such Permits would reasonably be expected to have a GTFM Material Adverse Effect. Each of GTFM and its Subsidiaries (i) holds, and at all times has held, and at Closing will hold, all Permits for the lawful ownership, operation and use of the GTFM Assets and the conduct of the GTFM Business, (ii) has been and is in compliance with each such Permit, and (iii) has not received notice asserting any violation of any such Permit, in each case, where the failure to hold or comply or such violation would reasonably be expected to have a GTFM Material Adverse Effect.

     (b) Except for normal examinations conducted by any Governmental Authority in the regular course of the business of GTFM and its Subsidiaries or as would not reasonably be expected to have a GTFM Material Adverse Effect, since December 31, 2001, no Governmental Authority has provided written notice to GTFM or any of its Subsidiaries of any threatened proceeding or investigation into the business or operations of GTFM or any of its Subsidiaries or any of their members, officers, directors or employees in their capacity as such with GTFM or any of its Subsidiaries and, to the Knowledge of the Sellers, no such proceedings or investigations are contemplated. There is no unresolved deficiency, violation or exception claimed or asserted by any Governmental Authority with respect to any examination of any of GTFM or any of its Subsidiaries.

     (c) Neither GTFM nor any of its Subsidiaries is in violation of any Applicable Laws or orders of any Governmental Authority except as would not reasonably be expected to have a GTFM Material Adverse Effect. No event has occurred or exists that would (with or without notice or lapse of time) give rise to any obligation on the part of GTFM or any of its Subsidiaries to undertake or to bear all or any portion of the cost of any remedial action of any nature which would reasonably be expected to have a GTFM Material Adverse Effect.

     (d) Without limiting the generality of the foregoing, to the Knowledge of Sellers no basis exist for revocation, material modification or termination prior to the expiration, of the concession held by TFM to operate rail freight transportation services in Mexico.

     Section 5.14 Environmental Matters. GTFM and each of its Subsidiaries (i) are in compliance with, and are not subject to any liability under, in each case with respect to all, applicable Environmental Laws; (ii) hold all Environmental Permits necessary to conduct their current operations and (iii) are in compliance with their respective Environmental Permits, except where the failure to hold or be in compliance with such Environmental Permits would not be expected to have a GTFM Material Adverse Effect. Except as would not reasonably be expected to have a GTFM Material Adverse Effect, neither GTFM nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that GTFM or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law. Neither GTFM nor any of its Subsidiaries (x) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or, to the Knowledge of the Sellers, threatened, with respect thereto or (y) is an indemnitor or has assumed liability in connection with any pending demand, notice, claim, or other allegation, or to the Knowledge of the Sellers, any claim threatened, by or against any third-party relating to any liability under any Environmental Law or relating to any Hazardous Materials. None of the real property owned or leased or operated by GTFM or any of its Subsidiaries is listed or, to the Knowledge of the Sellers, proposed for listing on any list of sites maintained by Governmental Authority requiring investigation or cleanup.

     Section 5.15 Properties. Section 5.15 of the Seller Disclosure Schedule sets forth a true and complete list of all real property and interests in real property owned or leased by GTFM or any of the GTFM Subsidiaries and a summary of the lease agreements with respect thereto (true and correct copies of which leases have been provided to KCS) and a true and complete list of all personal property, equipment and fixtures (other than items having a book value of less than $1 million individually) owned by GTFM or any of the GTFM Subsidiaries, all of which personal property, equipment and fixtures are in good condition and repair, normal wear and tear excepted. Each of GTFM and the GTFM Subsidiaries has good and marketable title to, or valid and enforceable leasehold or concession interests in, all of its properties and tangible assets necessary to conduct the GTFM Business as currently conducted except where the failure to have such title or interest would not reasonably be expected to have a GTFM Material Adverse Effect. All of such property and assets which constitute personal property, equipment, and fixtures, are in good condition and repair, normal wear and tear excepted. Except as set forth in Section 5.15 of the Seller Disclosure, all of such assets and properties, other than assets and properties in which GTFM or any of the GTFM Subsidiaries has a leasehold interest, are free and clear of all Encumbrances other than Permitted Encumbrances and Encumbrances which would not individually or in the aggregate reasonably be expected to have a GTFM Material Adverse Effect. Each of GTFM and the GTFM Subsidiaries has complied in all material respects with the terms of all leases and concessions (including the Concession) to which it is a party and under which it is in occupancy, and all such leases and concessions (including the Concession) are in full force and effect.

     Section 5.16 Insurance. Section 5.16 of the Seller Disclosure Schedule includes a list of all policies of fire, liability, product liability, workers' compensation, health and other forms of insurance presently in effect with respect to the GTFM Business (the "GTFM Insurance Policies"), including the named insured(s) and all beneficiaries thereunder, and true and complete copies of the GTFM Insurance Policies have been delivered to KCS. Neither GTFM, nor any of the GTFM Subsidiaries has been refused any insurance with respect to any aspect of the operations of its business, nor has its coverage been rescinded by any insurance carrier to which it has applied for insurance or with which it has carried insurance. No notice of cancellation or termination has been received with respect to any such policy. The activities and operations of GTFM and each of the GTFM Subsidiaries have been conducted in a manner so as to conform in all material respects to all material provisions of the GTFM Insurance Policies.

     Section 5.17 No Other Broker. Other than J.P. Morgan Chase, the fees and expenses of which have been or will be paid by TMM, no broker, finder or similar intermediary is entitled to any broker's, finder's or similar fee or other remuneration from or as a result of engagement by, Sellers or any of their respective Affiliates in connection with this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

     Section 5.18 No GTFM Material Adverse Effect. Since December 31, 2002, (i) GTFM and the GTFM Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, and (ii) there has not been (x) any GTFM Material Adverse Effect or any event or development that could, individually or in the aggregate, reasonably be expected to have a GTFM Material Adverse Effect or (y) to the Knowledge of Sellers any event or development that would, individually or in the aggregate, reasonably be expected to materially delay or prevent the consummation of, or the performance by Sellers or any of their respective Affiliates, of any of their obligations under, this Agreement or any of the Ancillary Agreements, to which any Seller is a party.

     Section 5.19 Sufficiency of and Title to Assets. GTFM and each of the GTFM Subsidiaries owns or licenses, and upon the consummation of the Merger, the Surviving Company and its Subsidiaries will own or license, all right, title and interest in and to all of the properties, assets, Contracts and rights of any kind, whether tangible or intangible, real or personal (including, without limitation, the Concession), necessary to enable GTFM (prior to the Closing) and the Surviving Company (after the Closing) to conduct the GTFM Business as presently conducted (the "GTFM Assets"), free and clear of any Encumbrances other than Permitted Encumbrances, except as set forth in Section 5.19 of the Seller Disclosure Schedule.

     Section 5.20 Information in Filed Documents. None of the information regarding any of TMM, TMMH, MM, GTFM or any of the GTFM Subsidiaries supplied or to be supplied by Sellers prior to the Closing expressly for inclusion or incorporation by reference in any documents to be filed with any Governmental Authority prior to the Closing in connection with the transactions contemplated hereby, including, without limitation, the proxy materials to be filed with the SEC by KCS in connection with the Merger, will, at the respective times such information is supplied, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 5.21 Transactions with Affiliates. Except for this Agreement, the Ancillary Agreements and the other agreements contemplated herein to be entered into in connection with the transactions contemplated hereby and thereby, no Contract, understanding or arrangement between GTFM or any of the GTFM Subsidiaries, on the one hand, and TMM or any of its Affiliates (other than GTFM and its Subsidiaries), on the other hand, will continue in effect subsequent to the Closing Date, except as described in Section 5.21 of the Seller Disclosure Schedule. Except as set forth in Section 5.21 of the Seller Disclosure Schedule, none of TMM or any of its Subsidiaries or Affiliates (other than GTFM and its Subsidiaries) provides any material services to GTFM or any of the GTFM Subsidiaries, except pursuant to the Management Services Agreement, originally dated as of May 9, 1997, between TMM and TFM, which agreement shall be terminated and of no further force and effect as of the Effective Time other than with respect to amounts due or indemnification or other obligations relating to periods prior to Closing, none of which may reasonably be expected to be material individually or in the aggregate. At the Closing Date, the Parties shall settle the net intercompany receivables as follows: (A) the parties shall calculate the amount, if any, of open accounts receivables due over 30 days (i) from TMM Logistics, S.A. de C.V. or any other Subsidiary of TMM (other than GTFM, any of the GTFM Subsidiaries, Mexrail or any subsidiary of Mexrail), on the one hand, to GTFM or any of the GTFM Subsidiaries or Mexrail or any Subsidiary of Mexrail, on the other hand, and (ii) from GTFM or any of the GTFM Subsidiaries or Mexrail or any Subsidiary of Mexrail, on the one hand, to TMM Logistics, S.A. de C.V. or any other Subsidiary of TMM (other than GTFM, any of the GTFM Subsidiaries, Mexrail or any subsidiary of Mexrail), on the other hand; (B) the Parties shall calculate the absolute value of the difference between the amount in clause (i), above, and the amount in clause (ii), above (the "Net Receivable Amount"); (C) if the amount in clause (i), above is greater than clause (ii), then TMM shall, or shall cause one or more of its Subsidiaries to, pay to KCS the Net Receivable Amount; and (D) if the amount of clause (ii) is greater than clause (i), then KCS shall, or shall cause one or more its Subsidiaries to, pay to TMM the Net Receivable Amount. All calculations required by this Section 5.21 shall be provided not later than five business days prior to the Closing.

     Section 5.22 No Loss of Significant Customers. From January 1, 2002 through the Business Day immediately preceding the date of this Agreement, neither GTFM or any of the GTFM Subsidiaries has had any customer which has canceled, terminated or failed to renew any Contract with such entity which accounted for more than $10 million in revenues to such entity in either of the last two fiscal years.

Section 5.23 Trading in and Ownership of KCS Common Stock. None of Sellers or any of their respective Affiliates has, during the sixty (60) Business Days prior to the date hereof, either directly or indirectly, bought or sold, or otherwise effected any trade in any shares of KCS

Common Stock, or any Security derivative of KCS Common Stock and none of Sellers or any of their respective Affiliates, own as of the or date of this Agreement any shares of KCS Common Stock or any security derivative of KCS Common Stock.

     Section 5.24 Solvency. No insolvency or bankruptcy proceedings against TMM or any of its Subsidiaries are pending as of the last business day preceding the date of this Agreement.

     Section 5.25 Termination of Option Agreement. Prior to the Closing Date, the Amended and Restated Option Agreement between MM and The Bank of New York, as Trustee, dated October 25, 2002, as amended by Amendment Number One to the Amended and Restated Option Agreement, dated December 10, 2002 (the "Option Agreement"), entered into in connection with the Logistics Trust 2000-A (the "Trust") formed pursuant to the Second Amended and Restated Master Trust Agreement, dated as of December 10, 2002 (the "Master Trust Agreement"), between TMM and The Bank of New York, as Trustee, will have been terminated or amended, and the Master Trust Agreement and the Transaction Documents (as defined in the Master Trust Agreement) shall have been terminated or amended so that as of the Closing Date (i) there shall be no outstanding option, warrant, right, subscription, call, legally binding commitment or other agreement or right of any kind entitling any Person (including The Bank of New York, as Trustee of the Trust) to acquire, or any other Encumbrance arising under such agreements on, any shares of capital stock of GTFM and (ii) the provision in Section 6.4 of the Option Agreement requiring a written agreement to be bound by the terms of the Option Agreement and related agreements shall not apply to the purchase of the GTFM Shares under this Agreement and the purchase of the GTFM Shares by KARA Sub will be effective without KARA Sub or KCS entering into any agreement to be bound by the terms of the Option Agreement and related agreements. Seller shall have provided to KARA Sub evidence reasonably satisfactory to KARA Sub of such amendment or termination. Prior to the Closing Date, MM will cause each legend affixed to any stock certificates evidencing GTFM Shares pursuant to the Option Agreement to be cancelled or removed, and MM will cause any annotation that was required by the Option Agreement to be placed in the Stockholders Registry Book of GTFM to be cancelled or removed. Prior to the Closing Date, the Amended and Restated Put Option Agreement between MM and The Bank of New York, as Trustee, dated October 25, 2002, as amended by Amendment Number One to the Amended and Restated Option Agreement, dated December 10, 2002, entered into in connection with the Trust shall have been terminated or amended, and the Master Trust
Agreement and the Transaction Documents (as defined in the Master Trust Agreement) shall have been terminated or amended so that as of the Closing Date there shall be no obligation of KCS, KARA Sub or any of their Affiliates to purchase or otherwise acquire any certificate or other interest in or related to the Trust and Seller shall have provided to KARA Sub evidence reasonably satisfactory to KARA Sub of such amendment or termination. Unless the Option Agreement is terminated or amended to make such requirement inapplicable MM shall have provided notice at or prior to the Closing date to the Trustee of the sale of the GTFM Shares as required by Section 6.4 of the Option Agreement.

                                   ARTICLE 6

                      REPRESENTATIONS AND WARRANTIES OF KCS

     Except as set forth in the disclosure schedule attached as Exhibit F to this Agreement (the "KCS Disclosure Schedule"), KCS hereby represents and warrants to each of the Sellers as follows:

     Section 6.1  Organization and Related Matters.

     (a) KCS is a corporation, duly formed, validly existing and in good standing under the laws of the State of Delaware, and each of its Subsidiaries is a corporation or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. KCS has the corporate power and authority and each of its Subsidiaries has the corporate or other applicable power and authority necessary to carry on their respective businesses in the manner as they are now being conducted and to own, lease and operate all of their respective properties and assets.

     (b) KCS and each of its respective Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary except in jurisdictions where the failure of such license or qualification would not individually or in the aggregate have a KCS Material Adverse Effect.

     Section 6.2  Authority; No Violation.

     (a) Each of KCS and KARA Sub has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of KCS and KARA Sub and no other corporate action on the part of KCS and KARA Sub is necessary to approve this Agreement or the Ancillary Agreements to which it is a party or authorize or consummate the transactions contemplated hereby and thereby, except for obtaining the approval of its stockholders as described in
Section 6.3. KCS has received the opinion of Deutsche Bank that the Acquisition is fair from a financial point of view to KCS. This Agreement and the Ancillary Agreements to which it is a party have been duly and validly executed and delivered by KCS and KARA Sub (except for those Ancillary Agreements that are not dated the date hereof, which Ancillary Agreements shall be duly and validly executed and delivered prior to the Closing) and (assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by the other Parties hereto and thereto) constitute valid and binding obligations of KCS and KARA Sub (except for those Ancillary Agreements that are not dated the date hereof, which Ancillary Agreements shall constitute valid and binding obligations of KCS and KARA Sub at the Closing), enforceable against KCS and KARA Sub in accordance with their terms, except as (i) the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and the availability of equitable relief (whether in proceedings at law or in equity) and (ii) rights to indemnification may be limited by the Securities Laws and the policies underlying such laws.

     (b) Neither the execution and delivery of this Agreement or the Ancillary Agreements to which it is a party by KCS and KARA Sub nor the consummation by KCS and KARA Sub of the transactions contemplated hereby or thereby to be performed by KCS and KARA Sub, nor compliance by KCS and KARA Sub with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of KCS or KARA Sub, (ii) assuming that the consents and approvals referred to in Section 6.3 are duly obtained, (x) violate, conflict with or require any notice, filing, consent or approval under any Applicable Law to which KCS or any of its Subsidiaries or any of its properties, Contracts or assets are subject, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, result in the creation of any liability under, result in the creation of any Encumbrance upon the properties, Contracts or assets of KCS or KARA Sub under, or require any notice, approval or consent under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which KCS or any of its Subsidiaries is a party, or by which KCS or any of its Subsidiaries, or any of its properties or assets, may be bound or affected except in the case of this clause (ii) in each case as would not have or reasonably be expected to have a KCS Material Adverse Effect.

     (c) The shares of Class A Common Stock to be issued in the Merger, and, if KCS elects, in payment of a portion of the purchase price pursuant to Section 1.2, have been duly authorized and, when issued as contemplated by this Agreement and the Merger Agreement as the case may be, will be duly and validly issued, fully paid and non-assessable and free of any pre-emptive rights and entitled to the benefits and rights set forth in the Certificate of Incorporation of KCS, as in effect at the Effective Time. All shares of KCS Common Stock issuable upon conversion of the Class A Common Stock issued in the Merger and, if KCS elects, in payment of a portion of the purchase price pursuant to Section 1.2, will be, upon any such conversion in accordance with the terms of the Certificate of Incorporation as in effect at the Effective Time, validly issued, fully paid, and non-assessable and free of any pre-emptive rights.

     Section 6.3  Consents and Approvals.

     (a) The affirmative vote of the holders of (i) a majority of the votes cast by all outstanding shares of KCS Common Stock and KCS Preferred Stock, voting together as a single class, to approve (x) Amendment to KCS's Certificate of Incorporation in accordance with the Del. G.C.L. and (y) the issuance of the Class A Common Stock in accordance with the Del. G.C.L. and the rules of the NYSE, is the only vote of the holders of any Security of KCS necessary to approve this Agreement and the other transactions contemplated by this Agreement and the Ancillary Agreements.

     (b) Except for (i) the prior approval of the Mexican Foreign Investments Commission, clearance by the Mexican Competition Commission and notice to the Mexican Ministry of Communications and Transportation, (ii) compliance with and filings under the Securities Laws as may be required in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, (iii) any required filings with the NYSE, (iv) the filing of the Certificate of Merger and (v) Bank consents under Amended and Restated Credit Agreement dated June 12, 2002; no consents or approvals of, or filings, declarations or registrations with any Governmental Authority, any third party or any other Person are necessary in connection with the execution and delivery by KCS of this Agreement and the Ancillary Agreements to which it is a party and the consummation by KCS of the Acquisition or the other transactions contemplated by this Agreement and the Ancillary Agreements.

     (c) KCS has taken or shall take prior to Closing all corporate action necessary to assure that the transactions contemplated hereby and by the Ancillary Agreements will (i) not be prohibited by Section 203 of the Delaware General Corporation Law and (ii) not constitute a "trigger event" under the KCS Shareholder Rights Plan. To the best of KCS's Knowledge, no other control share, anti-takeover or similar statute under the laws of any state is applicable to the transactions contemplated hereby or by the Ancillary Agreements.

     Section 6.4 Authorized Capitalization. The authorized capital stock of KCS consists of 400,000,000 shares of Common Stock, $.01 par value per share, 840,000 shares of Preferred Stock, $25 par value per share and 2,000,000 shares of New Series Preferred Stock, $1.00 par value per share. As of March 31, 2003, there were (i) 61,631,987 shares of KCS Common Stock and 242,170 shares of KCS Preferred Stock, issued and outstanding, (ii) 5,048,669 shares of KCS Common Stock reserved for issuance pursuant to options granted pursuant to the KCS Stock Option Plan and (iii) no shares of New Series Preferred Stock outstanding. All of the shares of KCS Common Stock and KCS Preferred Stock outstanding at the date of this Agreement are listed for trading on the NYSE. All of the shares of capital stock of KCS outstanding are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights and are not subject to any voting trust agreement (or similar agreement) or other Contract restricting or otherwise relating to the voting, dividend rights or disposition of such shares to which KCS is a party, except for restricted share agreements between KCS and certain of its officers and limited stock appreciation rights. Except as set forth in this Section 6.4, there is no outstanding option, warrant, convertible or exchangeable security, right, subscription, call, right of first refusal, legally binding commitment, preemptive right or other agreement or right of any kind to purchase or otherwise acquire (including by exchange or conversion) from KCS or any KCS Subsidiary any shares of capital stock of KCS. There are no outstanding obligations of KCS or any of its Subsidiaries to redeem, repurchase or otherwise acquire any of the shares of capital stock of KCS or any shares of capital stock (or other ownership interests) of any of its Subsidiaries. Neither KCS nor any KCS Subsidiary has outstanding any bonds, debentures, notes or other indebtedness generally having the right to vote (or convertible into, or exchangeable for, Securities having the right to vote) on any matters on which holders of shares of capital stock of KCS may consent or vote ("KCS Voting Debt"). There are no options, warrants, rights, convertible or exchangeable Securities, "phantom" interests or other ownership interest appreciation rights, commitments, Contracts, arrangements or undertakings of any kind to which KCS or any of its Subsidiaries is a party or by which any of them is bound (i) obligating KCS or any of its Subsidiaries or any other Person to issue, deliver or sell, or cause to be issued, delivered or sold, existing or additional shares of capital stock of KCS or capital stock (or other ownership interests) of its Subsidiaries, or any security convertible into or exercisable or exchangeable for any of the foregoing or for KCS Voting Debt, (ii) obligating KCS or any of its Subsidiaries or any other Person to issue, grant, extend or enter into any such option, warrant, call, right, security commitment, Contract, arrangement or undertaking,

(iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of the shares of capital stock of KCS or capital stock (or other ownership interests) of its Subsidiaries or (iv) that give rise to a right to receive any payment upon the execution of this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby, except as set forth in this Section 6.4.

     Section 6.5 SEC Filings. Since December 31, 1999, KCS has filed with the SEC all documents required to be filed by it under the Exchange Act or the Securities Act and as of their requisite dates (or the dates of any amendments thereto) such documents (the "KCS SEC Documents") did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act and the applicable rules of the SEC thereunder.

     Section 6.6 Financial Statements; Undisclosed Liabilities. The audited consolidated financial statements and unaudited interim financial statements of KCS and its consolidated Subsidiaries included in the KCS SEC Documents (the "KCS Financial Statements") present fairly, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of KCS and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Except as set forth in the KCS Financial Statements or the KCS SEC Documents filed prior to the date of this Agreement, neither KCS nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of KCS and the consolidated KCS Subsidiaries or in the notes thereto or which, individually or in the aggregate, could reasonably be expected to have a KCS Material Adverse Effect.

     Section 6.7 No Other Broker. Other than Deutsche Bank, whose fees and expenses will be paid by KCS, no broker, finder or similar intermediary is entitled to any broker's, finder's or similar fee or other commission from or as a result of engagement by KCS or any of its Subsidiaries in connection with this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby.

     Section 6.8 Information in Filed Documents. None of the information regarding KCS or any of its Subsidiaries supplied or to be supplied by KCS for inclusion in any documents to be filed with any Governmental Authority prior to Closing in connection with the transactions contemplated hereby will, at the respective times such information is supplied by KCS, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 6.9 No KCS Material Adverse Effect. Since September 30, 2002, (i) KCS and its Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice, (ii) there has not been any KCS Material Adverse Effect or any event or development that could, individually or in the aggregate, reasonably be expected to have a KCS Material Adverse Effect, and (iii) to the Knowledge of KCS, there has not occurred any event or development that would, individually or in the aggregate, reasonably be expected to prevent the consummation of the Acquisition or the performance by KCS of its obligations under this Agreement or any of the Ancillary Agreements to which it is a party.

     Section 6.10 KARA Sub. The authorized capital stock of KARA Sub consists of 1,000 shares of common stock, $.01 par value per share. There are 900 shares issued and outstanding, all of which are owned by KCS, free and clear of all Encumbrances. All of the shares of capital stock of KARA Sub outstanding are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights and are not subject to any voting trust agreement (or similar agreement) or other Contract restricting or otherwise relating to the voting, dividend rights of disposition of such shares. KARA Sub is not a party to any Contract other than this Agreement. KARA Sub has not conducted any business other than in connection with the transactions contemplated by this Agreement and the Ancillary Agreements and has incurred no material indebtedness and has no material assets.

     Section 6.11 Legal Proceedings. There are no Proceedings that are pending or, to the Knowledge of KCS, threatened against KCS or any of its Subsidiaries or any of their respective directors or officers (in their capacity as such) or the KCS Assets or the KCS Business which (i) if adversely determined, would have a KCS Material Adverse Effect or (ii) challenge the validity or propriety of the transactions contemplated by this Agreement or by any of the Ancillary Agreements.

     Section 6.12 KCS Capital Resources. The information set forth in the KCS Report on Form 10-K for the year ended December 31, 2002 filed with the SEC accurately sets forth anticipated material capital expenditures required to maintain in good repair and working order the KCS Assets and to provide for material additions to KCS property, plant and equipment necessary to conduct the business of KCS as described in such SEC Report. KCS has access to capital resources sufficient to fund such capital expenditures in the amount and at the time required.

     Section 6.13 Employee Benefit Matters. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") that is maintained, administered or contributed to by KCS or any of its Subsidiaries for employees or former employees of KCS and its Subsidiaries has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended, ("Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding, for these purposes, accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan as determined using reasonable actuarial assumptions.

     Section 6.14 Labor and Other Employment Matters. There are no existing or, to the Knowledge of KCS and its Subsidiaries, threatened, labor disputes with employees of KCS and its Subsidiaries which would be reasonably expected to have a KCS Material Adverse Effect.

     Section 6.15 Tax. KCS and its Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith, except as would not, individually or in the aggregate, have a KCS Material Adverse Effect; and, except as disclosed in Section 6.15 of the KCS Disclosure Schedule, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against KCS or any of its Subsidiaries, except as would not, individually or in the aggregate, have a KCS Material Adverse Effect.

     Section 6.16 Permits and Compliance.

     (a) Except as would not, individually or in the aggregate, have a KCS Material Adverse Effect, (i) each of KCS and its Subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof and (ii) neither KCS nor any of its Subsidiaries has received notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in Section 6.15 of the KCS Disclosure Schedule.

     (b) Except for normal examinations conducted by any Governmental Authority in the regular course of the business of KCS and its Subsidiaries or as would not reasonably be expected to have a KCS Material Adverse Effect, since December 31, 2001, no Governmental Authority has provided written notice to KCS or any of its Subsidiaries of any threatened proceeding or investigation into the business or operations of KCS or any of its Subsidiaries or any of their members, officers, directors or employees in their capacity as such with KCS or any of its Subsidiaries.

     (c) Neither KCS nor any of its Subsidiaries is in violation of any Applicable Laws or orders of any Governmental Authority, except as would not reasonably be expected to have a KCS Material Adverse Effect. No event has occurred or exists that would (with or without notice or lapse of time) give rise to any obligation on the part of KCS or any of its Subsidiaries to undertake or to bear all or any portion of the cost of any remedial action of any nature which would reasonably be expected to have a KCS Material Adverse Effect.

     Section 6.17 Environmental Matters. KCS and each of its Subsidiaries (i) are in compliance with, and are not subject to any liability under, in each case, all applicable Environmental Laws; (ii) hold all Environmental Permits necessary to conduct their current operations and (iii) are in compliance with their respective Environmental Permits, except where the failure to hold or be in compliance with such Environmental Permits would not reasonably be expected to have a KCS Material Adverse Effect. Neither KCS nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that KCS or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law, except where the preceding would not reasonably be expected to have a KCS Material Adverse Effect. Neither KCS nor any of its Subsidiaries (x) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with

Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and no investigation, litigation or other proceeding is pending or, to the Knowledge of KCS and its Subsidiaries, threatened with respect thereto, except as would not reasonably be expected to have a KCS Material Adverse Effect or (y) is an indemnitor or has assumed liability in connection with any pending demand, notice, claim, or other allegation, or to the Knowledge of KCS and its Subsidiaries, any claim threatened by or against any third-party relating to any liability under any Environmental Law or relating to any Hazardous Materials, except as would not reasonably be expected to have a KCS Material Adverse Effect. None of the real property owned or leased or operated by KCS or any of its Subsidiaries is listed or, to the Knowledge of KCS and its Subsidiaries, proposed for listing on any list of sites maintained by any Governmental Authority requiring investigation or cleanup, except as would not reasonably be expected to have a KCS Material Adverse Effect.

     Section 6.18 Properties. Each of KCS and its Subsidiaries has good and marketable title to, or valid and enforceable leasehold, easement or concession interests in, all of its properties and tangible assets necessary to conduct the KCS Business as currently conducted, except where the failure to have such title or interest would not reasonably be expected to have a KCS Material Adverse Effect. All of such property and assets which constitute personal property, equipment, and fixtures, are in good condition and repair, normal wear and tear excepted. Each of KCS and its Subsidiaries has complied in all material respects with the terms of all leases and concessions to which it is a party and under which it is in occupancy, and all such leases and concessions are in full force and effect, except in each case as would not reasonably be expected to have a KCS Material Adverse Effect.

                                   ARTICLE 7

                       COVENANTS AND ADDITIONAL AGREEMENTS

     Section 7.1 Conduct of Business by the GTFM Group. During the period from the date of this Agreement and continuing through the Closing Date, except as expressly permitted or required by this Agreement or with the prior written consent of KCS, Sellers shall use commercially reasonable efforts to cause GTFM and each of its Subsidiaries to (i) carry on its business in the ordinary course consistent with past practice and (ii) use commercially reasonable efforts to preserve their present business organizations and relationships (including keeping available the present services of their employees and preserving their rights, franchises, goodwill and relations with their customers and others with whom they conduct business). Without limiting the generality of the foregoing, except as expressly permitted or required by this Agreement or consented to in writing by KCS, Sellers shall use commercially reasonable efforts to cause GTFM, and each of the GTFM Subsidiaries not to, directly or indirectly:

     (a) amend or agree to amend their charters or bylaws (or comparable organizational documents), or merge with or into or consolidate with, or agree to merge with or into or consolidate with, any other Person, subdivide or in any way reclassify any of their membership interests, shares or any other ownership interests, or change or agree to change in any manner the rights of their membership interests, shares or any other ownership interests or liquidate or dissolve;

     (b) (i) issue, sell, redeem or acquire any share or any other ownership interest or any debt security in GTFM or any of the GTFM Subsidiaries; (ii) issue, sell or grant any option, warrant, convertible or exchangeable Security, right, "phantom" or other ownership interest, subscription, call, unsatisfied preemptive right or other agreement or right of any kind to purchase or otherwise acquire (including by exchange or conversion) any shares or any other ownership interests in GTFM or any of the GTFM Subsidiaries; or (iii) enter into any Contracts, agreements or arrangements to issue, redeem, acquire or sell any shares or any other ownership interests in GTFM or any of the GTFM Subsidiaries;

     (c) incur any indebtedness for borrowed money in excess of $30 million for the facility at Toluca, or $10 million in the aggregate (outstanding at any one time) for other purposes, or guarantee any liability, obligation or indebtedness (whether or not currently due or payable) of any other Person or incur any GTFM Voting Debt;

     (d) except as required by law or IAS, make any change in their accounting methods or practices for Tax or accounting purposes or make any change in depreciation or amortization policies or rates adopted by them for Tax or accounting purposes or make any material, or change any existing, Tax election, settle any pending audits or make voluntary disclosure agreements or settle or compromise any Tax liability, except in the case of any such liability to the extent reserved for on the GTFM Financial Statements or except to the extent such change would not have a GTFM Material Adverse Effect;

     (e) make any loan or advance or capital contribution to any of their Affiliates who are not members of the GTFM Group, or any of their officers, directors, employees, consultants, agents or other representatives (other than reasonable and customary travel advances made in the ordinary course of business consistent with past practice);

     (f) sell, transfer, lease, license, offer to sell, abandon or make any other disposition of any of their assets or rights or grant or suffer, or agree to grant or suffer, any Encumbrance other than Permitted Encumbrances on any of their assets or rights, other than in the ordinary course of business consistent with past practice and not exceeding $5 million in the aggregate;

     (g) except as expressly permitted pursuant to subsection (o) below, settle any claim, action or proceeding involving any liability for money damages or any restrictions upon any of their operations, any of the GTFM Assets or the GTFM Business, except to the extent such settlement would not have a GTFM Material Adverse Effect;

     (h) create, renew, amend, terminate or cancel, any Contract other than in the ordinary course of business consistent with past practice and providing for consideration payable by or to GTFM or any GTFM Subsidiaries equal to or less than $1 million individually;

     (i) enter into, amend, or agree to enter into or amend any Contract, agreement or arrangement or any financial transaction with any of their officers, directors, consultants, agents representatives, (in the case of agents and representatives, other than in the ordinary course of business consistent with past practice), or Affiliates who are not members of the GTFM Group; provided, however, that this clause (i) shall not prohibit the performance of Contracts executed prior to the date of this Agreement, the terms of which have been disclosed to KCS in the Seller Disclosure Schedule;

     (j)  declare  or  make  any   dividends   or  declare  or  make  any  other
distributions of any kind payable to MM or any Affiliate of MM (other than any other member of the GTFM Group);

     (k) acquire or agree to acquire in any manner any equity interests in, or any business of, any Person or other business organization or division thereof, including by way of merger, consolidation, or purchase of an equity interest or assets;

     (l) enter into, amend, modify or renew any Benefit Plan or other written employment, consulting, severance or similar employment agreements or arrangements, or grant any salary or wage increase or increase in severance or termination pay or increase any employee benefit or hire any new employee for a management position, except as may be required by Applicable Law; and except in the ordinary course of business consistent with past practice.

     (m) take any action to accelerate any material rights or benefits, or make any material determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement, Benefit Plan or employment, indemnification, severance or termination agreement;

     (n) make or incur any capital expenditures in excess of those set forth in the GTFM 2003 Capital Budget, a copy of which has been provided to KCS, or cease to make capital expenditures in the ordinary course of business consistent with past practice;

     (o) cancel any indebtedness or waive any claims or rights in amounts, in each case, in excess of $500,000 in the aggregate;

     (p) accrue or pay any bonuses to any employee of the GTFM Group other than in the ordinary course of business consistent with past practices , except as set forth in Section 7.1 of the Seller Disclosure Schedule; or

     (q) authorize or agree (by Contract or otherwise) to do any of the foregoing.

     Section 7.2  Conduct of Business by KCS and its Subsidiaries.

     (a) During the period from the date of this Agreement and continuing through the Closing Date, except as expressly permitted or required by this Agreement or with the prior written consent of TMM, KCS and its Subsidiaries shall (i) carry on their business in the ordinary course consistent with past practice, (ii) use commercially reasonable efforts to preserve their present business organizations and relationships (including keeping available the present services of their employees and preserving their rights, franchises, goodwill and relations with their customers and others with whom they conduct business), (iii) take no action that would reasonably be expected to prevent completion of, or materially delay, the Acquisition, or change materially the terms of the Acquisition to the detriment of Sellers, and (iv) take none of the following actions that would materially change the economic benefits of the Acquisition to the detriment of the Sellers:

            (u) amend their charters or bylaws (or comparable organizational documents), or merge or consolidate with, any other Person, subdivide or reclassify their common stock or other ownership interests, or change the rights of their common stock or other ownership interests or liquidate or dissolve;

            (v) issue, sell or acquire any common stock or other ownership interest of any of the KCS Subsidiaries;

            (w) make any loan or advance or capital contribution to any of their Affiliates (other than any KCS Subsidiary), or any of their officers, directors, employees, consultants, agents or other representatives (other in the ordinary course of business consistent with past practice;

            (x) declare or make any dividends or declare or make any other distributions of any kind on or payable to the holders of its capital stock (other than regularly scheduled dividends payable on KCS preferred stock);

            (y) acquire any equity interests in, or assets of any business of, any Person; or

            (z) authorize or agree to do any of the foregoing.

     (b) In connection with obtaining the funds necessary for the Purchase Price, KCS shall keep apprised on a current basis regarding any negotiations, and consult on a non-binding basis with, Javier Serrano Segovia concerning any KCS asset disposition and with Jacinto Marina Cortez concerning any Acquisition financing arrangements.

     Section 7.3  Access to Information; Confidentiality.

     (a) Between the date of this Agreement and the Closing Date, subject to Applicable Laws relating to the exchange and disclosure of information and to the Confidentiality Agreements, the Parties and their respective Affiliates shall afford to each other and to their respective authorized agents and representatives access, upon reasonable notice and during normal business hours, to all properties of, and all Contracts, documents and information of or relating to the assets, liabilities, business, customers, employees, operations, personnel and other aspects of their respective businesses; provided, however, that such access shall be conducted in a manner which does not unreasonably interfere with a Party's normal operations.

     (b) The Parties agree to continue to be bound by and comply with the provisions set forth in the Confidentiality Agreements, and all amendments thereto, the provisions of which are hereby incorporated herein by reference, to the extent such provisions are not in conflict with the terms of this Agreement.

     Section 7.4  Regulatory Matters; Governing Documents; Third-Party Consents.

     (a) The Parties shall cooperate with each other and use their commercially reasonable efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals, waivers and authorizations of all Governmental Authorities, third parties and other Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, and requests for required consents under the Contracts, including, without limitation, those referred to in Sections 5.5 and 6.3. KCS and Sellers agree to take all reasonable steps necessary to satisfy any conditions or requirements imposed by any Governmental Authority in connection with the consummation of the transactions contemplated by this Agreement, other than those conditions or requirements, in the aggregate, the satisfaction of which are reasonably likely to result in either a GTFM Material Adverse Effect, a KCS Material Adverse Effect or a Seller Material Adverse Effect. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all Governmental Authorities, third parties and other Persons necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements and each Party will keep the other Parties apprised of the status of matters relating to completion of the transactions contemplated herein and therein.

     (b) The Parties shall promptly advise each other party hereto upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

     (c) Each Party will (i) take promptly all actions necessary to make the filings required of such Party or its Affiliates under the HSR Act (which filings shall include a request for the early termination of the waiting period under the HSR Act), (ii) comply at the earliest practicable date with any request for additional information received by such Party or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (iii) cooperate with each other Party in connection with such other Party's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general.

     (d) KCS shall promptly after the date of this Agreement (i) file before the Mexican Antitrust Commission (Comision Federal de Competencia) the notification required pursuant to Articles 20 and 21 of the Mexican Antitrust Law (Ley Federal de Competencia Economica), using commercially reasonable efforts to assure that the notification is accurate and complete and contains all of the information required pursuant to the regulations of the Mexican Antitrust Law (Reglamento de la Ley Federal de Competencia Economica) and other official forms therefor, and (ii) that any request for any additional information that may be required or otherwise solicited by the Mexican Antitrust Commission from KCS or any of its Affiliates in connection with such notification is complied with on a timely basis. Sellers shall promptly provide KCS with all information regarding Sellers, GTFM and GTFM Subsidiaries that may be necessary for KCS to satisfy its obligations under this Section 7.4(d). The Parties shall cooperate with each other in connection with such Mexican antitrust notification and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement, commenced by either the Antitrust Commission directly or as a result of any person filing any claim before such Antitrust Commission in connection therewith.

     (e) TMM shall cause to be taken all action necessary and appropriate to amend the Bylaws of GTFM and the GTFM Subsidiaries to contain the provisions set forth in Exhibit C.

     (f) TMM shall use its commercially reasonable efforts to obtain the consents of the Lessor and the Lenders required under the Sublease of Locomotives identified in Section 5.5 of Sellers' Disclosure Schedule, to the change of control resulting from the Acquisition.

     Section 7.5  Stockholder and Debtholder Approvals.

     (a) As soon as practicable following the date of this Agreement, KCS shall prepare and file with the SEC a proxy statement for a special meeting of its stockholders to be called to approve the matters referred to in Section 6.3(a) and to obtain clearance of such proxy statement from the SEC. As soon as practicable after the definitive proxy statement has been cleared by the SEC, KCS will call and give notice of a special meeting of its stockholders, cause a proxy statement and any amendments thereto to be mailed to its stockholders, convene the special meeting of its stockholders and seek to obtain the approval of its stockholders to the matters set forth therein as requiring such approval, including recommending such approval to its Stockholders, provided that the KCS Board may withdraw its recommendation of the Acquisition if it is advised by counsel to the effect that because of a third party proposal occurring after the date of the Board's initial approval of the Acquisition, for the Board to continue to recommend the Acquisition would be a breach of the Board's fiduciary duties to the KCS Stockholders.

     (b) As soon as practicable following the date of this Agreement, TMM shall use its commercially reasonable efforts to obtain the approval of its stockholders and of the stockholders of MM referred to in Section 5.4. The Boards of Directors of TMM and of MM shall recommend such approval to their respective stockholders.

     (c) As soon as practicable following the date of this Agreement, TMM shall use its commercially reasonable efforts to obtain the approvals of its debtholders referred to in Section 5.5.

     Section 7.6  Tax Matters.

     (a) TMM shall prepare or cause to be prepared and shall timely file or cause to be timely filed all Tax Returns for GTFM and the GTFM Subsidiaries for all periods ending on or prior to the Closing Date. To the extent permitted by law, all such Tax Returns shall be prepared in a manner consistent with past practices of GTFM and the GTFM Subsidiaries, respectively.

     (b) The Surviving Company shall prepare or cause to be prepared and timely file or cause to be timely filed any Tax Returns of GTFM or the GTFM Subsidiaries for Tax periods that begin before the Closing Date and end after the Closing Date (a "Straddle Period"). To the extent permitted by law, all such Tax Returns shall be prepared in a manner consistent with past practices of GTFM and the GTFM Subsidiaries.

     (c) After the Closing Date, the Surviving Company, TMM and their respective Subsidiaries shall provide each other with such cooperation and information relating to TMM, GTFM, the Surviving Company or their respective Subsidiaries as the Parties reasonably may request in (i) filing any Tax Return, (ii) determining any liability for Taxes or a right to a Tax refund or (iii) conducting or defending any proceeding in respect of Taxes. Such cooperation and information shall include provisions by the Surviving Company to provide powers of attorney for the purpose of signing Tax Returns and defending any Tax Audits for Pre-Closing Periods.

(d) At the Closing, TMM and GTFM shall deliver to the Surviving Company and the Surviving Company shall, and shall cause GTFM and the GTFM Subsidiaries to, retain for a period of six (6) years following the Closing Date, all Tax Returns, books and records (including computer files) of, or with respect to the activities of, GTFM and the GTFM Subsidiaries for all taxable periods from date of incorporation to the Closing Date for GTFM and all GTFM Subsidiaries.

     (e) The Surviving Company shall, in consultation with TMM, control, manage and be solely responsible for any audit, contest, claim, proceeding or inquiry with respect to Taxes for any Taxable period ending on or before the Closing Date and for any Straddle Period and shall have the right, in consultation with TMM, to settle or contest any such audit, contest, claim, proceeding or inquiry; provided, however, that the Surviving Company shall not settle any such issue that would adversely affect TMM or any of its respective Subsidiaries in a material way, without the prior written consent of TMM, which consent shall not be unreasonably withheld or delayed.

     Section 7.7 Insurance. Each of the Sellers shall cause GTFM and the GTFM Subsidiaries shall maintain in effect and pay all premiums due thereon for the period ending on the Closing Date with respect to any and all fidelity bonds maintained by them on the date hereof and all GTFM Insurance Policies or procure comparable replacement policies and bonds (or such replacement coverage as is obtainable on a commercially reasonable basis) and maintain such policies and bonds in effect until the Closing Date.

     Section 7.8 Notification of Certain Matters. Each party to this Agreement shall give prompt notice to the other Parties, to the extent known by such party, of (i) the occurrence, or failure to occur, of any event or existence of any condition that has caused or could reasonably be expected to cause any of the representations or warranties of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time after the date of this Agreement, up to and including the Closing Date; (ii) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement.

     Section 7.9 Further Assurances. Each party to this Agreement shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby. Upon the request of KCS, Sellers and their respective Affiliates shall promptly execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as KCS may reasonably request to effectuate the purposes of this Agreement and the Ancillary Agreements.

     Section 7.10 Third-Party Matters.

     (a) From the date of this Agreement to the Effective Time, (i) neither Sellers, nor any of their respective Affiliates, officers, directors, employees, members, shareholders, representatives or agents, including any investment banker, attorney or accountant engaged by any of them shall, directly or indirectly solicit, encourage or facilitate inquiries or proposals, or enter into any agreement, with respect to, or initiate or participate in any negotiations or discussions with any Person concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of any equity interest in, or any merger or business combination with, TMMH, MM, GTFM or any of their respective Subsidiaries, and (ii) TMM shall not enter into any
agreement  with  any  Person   concerning  any  acquisition  or  purchase  of  a
controlling  equity  interest  in TMM  by  any

Competitor  (as  defined  in the  Stockholders'  Agreement  which is part of the
Ancillary Agreements) (each acquisition, purchase, merger or business combination, a "TMM Acquisition Proposal"), or furnish any information regarding a TMM Acquisition Proposal to any such Person. Sellers shall notify KCS, providing full information, within twenty-four (24) hours if any TMM Acquisition Proposal is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, TMM, TMMH, MM, GTFM, any of their respective Affiliates, officers, directors, employees, members, or shareholders (for purposes of this Section 7.10, collectively, the "Seller Parties"), or their representatives and agents, including any investment banker, attorney or accountant engaged by any of them. It is understood that any breach of the restrictions set forth in this Section 7.10 by any Seller Party or any investment banker, attorney or other advisor or representative of the Seller Parties shall be deemed to be a breach of this Section 7.10 by Sellers.

     (b) Sellers shall, and shall cause their respective Affiliates, officers, directors, employees, members, shareholders, representatives and advisors to, immediately cease or cause to be terminated any existing activities, including discussions or negotiations with any Parties, conducted prior to the date hereof with respect to any TMM Acquisition Proposal and, subject to the terms of any existing confidentiality agreements, shall seek to have all materials distributed to Persons in connection therewith by Sellers or any of their respective Affiliates or advisors returned to TMM promptly. Neither Sellers or any of their respective Affiliates, officers, directors, employees, members, shareholders, representatives or agents, including any investment banker, attorney or accountant engaged by any of them, shall amend, modify, waive or terminate, or otherwise release any Person from, any standstill, confidentiality or similar agreement or arrangement currently in effect relating to this Agreement or the transactions contemplated hereby. Sellers shall cause their respective Affiliates, officers, directors, employees, members, shareholders, representatives and agents to comply with the provisions of Sections 7.10(a) and 7.10(b).

     (c) From the date of this Agreement to the Effective Time, neither KCS, nor any of its respective Affiliates, officers, directors, employees, representatives or agents, including any investment banker, attorney or accountant engaged by any of them shall, directly or indirectly solicit, encourage or facilitate inquiries or proposals, or enter into any agreement, with respect to, or initiate or participate in any negotiations or discussions with any Person concerning, any acquisition or purchase of all or substantially all of the assets of, or a controlling equity interest in, KCS or KCSR or any merger or business combination with KCS or KCSR (each, a "KCS Acquisition Proposal"), or furnish any information regarding a KCS Acquisition Proposal to any such Person. KCS shall notify TMM, providing full information, within twenty-four (24) hours if any KCS Acquisition Proposal is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, KCS, any of its respective Affiliates, officers, directors, employees, (for purposes of this Section 7.10, collectively, the "Buyer Parties"), or their representatives and agents, including any investment banker, attorney or accountant engaged by any of them. It is understood that any breach of the restrictions set forth in this Section 7.10 by any Buyer Party or any investment banker, attorney or other advisor or representative of the Buyer Parties shall be deemed to be a breach of this Section 7.10 by KCS.

     (d) KCS shall, and shall cause its KCS Affiliates, officers, directors, employees, representatives and advisors to, immediately cease or cause to be terminated any existing activities, including discussions or negotiations with any Parties, conducted prior to the date hereof with respect to any KCS Acquisition Proposal and, subject to the terms of any existing confidentiality agreements, shall seek to have all materials distributed to Persons in connection therewith by KCS or its Affiliates or advisors returned to KCS promptly. Neither KCS or any of its Affiliates, officers, directors, employees, representatives or agents, including any investment banker, attorney or accountant engaged by any of them, shall amend, modify, waive or terminate, or otherwise release any Person from, any standstill, confidentiality or similar agreement or arrangement currently in effect relating to this Agreement or the transactions contemplated hereby. KCS shall cause its Affiliates, officers, directors, employees, representatives and agents to comply with the provisions of Sections 7.10(c) and 7.10(d).

     (e) Nothing set forth in this Section 7.10 shall preclude the Board of Directors of KCS or TMM from taking any action in good faith if it is advised by counsel that failure to do so would be a breach of duty to its stockholders.

     Section 7.11 Efforts of Parties to Close. During the period from the date of this Agreement through the Closing Date, each party hereto shall use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby. During the period from the date of this Agreement and continuing through the Closing, except as required by Applicable Law, no party to this Agreement shall knowingly take any action which, or knowingly fail to take any action the failure of which to be taken, could reasonably be expected to: (i) result in any of the representations and warranties set forth in this Agreement on the part of the party taking or failing to take such action being or becoming untrue in any material respect;
(ii) result in any conditions to the Closing set forth in Article 8 not being satisfied; or (iii) result in a violation of any provision of this Agreement or the Ancillary Agreements.

     Section 7.12 Expenses. Except as expressly provided otherwise in this Agreement, the Parties shall each bear their respective direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.

     Section 7.13 VAT Contingency Payment. Provided the Acquisition has occurred and that neither KCS nor any Subsidiary of KCS has purchased the TFM "Class III" shares referred to in clause (i) of this Section 7.13 upon exercise of the Put, as compensation for TMM's services in obtaining Final Resolution of the VAT Claim, KCS shall make or shall cause TFM to make a cash payment (the "VAT Contingency Payment") to TMM, as set forth below, following the date of Final Resolution of the VAT Claim, and the receipt by TFM or its designee of the VAT Payment, so long as the VAT Payment consists of at least (i) all of the TFM "Class III" shares (representing 20% of the capital stock of TFM) currently held by the Mexican Government or (ii) a cash payment or other property acceptable to the Parties which has a fair value equal to or greater than the Put Purchase Price as calculated on the date the VAT Payment is received (or a combination thereof). In such event, KCS shall, at its option, pay or cause TFM to pay to TMM (iii) $100,000,000 within 90 days thereafter or (iv) $50,000,000 within 90 days thereafter and an additional $55,000,000 within 365 days thereafter. If the VAT Payment exceeds the Put Purchase Price as calculated on the date that the VAT Payment is received, KCS shall pay or cause TFM to pay to TMM within 90 days after the VAT Payment and Final Resolution of the VAT Claim the first $25,000,000 received above the Put Purchase Price, and 15% of any additional amount received above the Put Purchase Price beyond the first $25,000,000 (but such 15% payment shall not exceed $50,000,000). The calculation of all cash payments and property distributions received by TFM or its designee referred to in this Section 7.13 as a VAT Contingency Payment shall be made after reducing the value of such payments and distributions by the amount of all expenses incurred by or on behalf of TFM in effecting Final Resolution of the VAT Claim and receipt of the VAT Payment, including without limitation legal fees and net of Mexican corporate tax (paid or payable in cash assuming utilization of all available net operating loss carry forwards). As part of the services to be performed under the Consulting Agreement, Consultant shall have the right to, and shall, manage the negotiation, prosecution and settlement of the VAT Claim and any extensions or other modifications of the obligations under the Put.

     Section 7.14 Financing for the Acquisition. In connection with the financing for the Acquisition (including any amounts due under Section 7.13), KCS shall not, and shall cause its Subsidiaries and Affiliates not to, enter into any financing arrangements that materially (i) restrict the ability of KCS and its subsidiaries and affiliates to make any payments required to be made by this Agreement or (ii) deny or restrict in any material way any rights granted to TMM, its Subsidiaries and Affiliates under this Agreement or the Ancillary Agreements.

     Section 7.15 Release. At the Closing, KCS shall deliver to TMM a release, effective as of the Closing, of each Person, not identified in Exhibit D as a continuing officer or director, who served at the request of any Seller as a director or officer of GTFM or any of its Subsidiaries at any time prior to Closing, from any and all claims of KCS and its Subsidiaries for any actions taken or omitted by such Person in such capacity, except for any action or omission which was in violation of law or the bylaws of GTFM or any of its Subsidiaries, or constituted fraud, willful misconduct, gross negligence or a breach of this Agreement or any of the Ancillary Agreements.

                                   ARTICLE 8

                                   CONDITIONS

     Section 8.1 Mutual Conditions. The obligations of each party to this Agreement to consummate the Acquisition shall be subject to the satisfaction of each of the following conditions, unless any such condition is waived by KCS and
TMM:

     (a) No order, injunction or decree issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect. No proceeding initiated by any Governmental Authority seeking an injunction to restrain or prohibit the consummation of the Acquisition shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, restricts in any material manner or makes illegal consummation of the Acquisition;

     (b) All consents, waivers, authorizations and approvals required from all Governmental Authorities to consummate the Acquisition, without the imposition of conditions or requirements, in the aggregate, the satisfaction of which by KCS or its Subsidiaries or TMM or its Subsidiaries is reasonably likely to result in either a KCS Material Adverse Effect, a GTFM Material Adverse Effect or a Seller Material Adverse Effect, shall have been obtained and shall remain in full force and effect as of the Closing Date;

     (c) A general moratorium on commercial banking activities in New York or Mexico shall not have been declared by either Federal or state authorities and be continuing nor shall there occur and be continuing any calamity or crisis in the U.S. or Mexican financial markets; and

     (d) The  securities  to be issued  pursuant  to the Merger  and,  if KCS so
elects   pursuant  to  Section  1.2,  in  payment  of  a  portion  of  the  cash consideration, shall have been be approved for listing by the NYSE.

     Section 8.2 Conditions to the Obligations of KCS. The obligations of KCS to consummate the Acquisition shall be subject to the satisfaction of each of the following conditions, any of which may be waived in writing by KCS:

     (a) For purposes of this Section 8.2(a), the accuracy of the representations and warranties of Sellers set forth in this Agreement shall be assessed as of the date of this Agreement and shall be assessed as of the Closing Date with the same effect as though all such representations and warranties had been made again on and as of the Closing Date (provided, however, that the representations and warranties that speak as of a specific date other than the date of this Agreement shall speak only as of such date) and such representations and warranties shall be true and correct in all material respects;

     (b) Sellers shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date;

     (c) TMM, TMMH and MM shall have delivered to KCS a certificate, dated as of the Closing Date, signed on their behalves by their respective Presidents and Chief Financial Officers confirming their satisfaction of the conditions applicable to them contained in Sections 8.2(a) and 8.2(b);

     (d) Each of the Ancillary Agreements shall have been duly executed and delivered by or on behalf of each of Sellers as the case may be;

     (e) KCS shall have received an opinion dated the Closing Date of Milbank, Tweed, Hadley & McCloy LLP, U.S. counsel to Sellers and Haynes & Boone, S.C., Mexican counsel to Sellers, in the form and as to the matters set forth on Exhibit G-1 and G-2, respectively, with such exceptions and qualifications as are reasonably acceptable to KCS;

     (f) KCS shall have received from the Holders of the requisite number of outstanding shares of KCS Common Stock and KCS Preferred Stock the affirmative vote referred to in Section 6.3(a);

     (g) Since December 31, 2002, there shall not have been any GTFM Material Adverse Effect or any development or combination of developments that, individually or in the aggregate, has had or is reasonably likely to have a GTFM Material Adverse Effect, of which KCS did not have Knowledge prior to the date of this Agreement;

     (h) KCS shall have received copies of all other consents, approvals, authorizations, qualifications and orders of all Governmental Authorities and all other Persons party to Contracts with any member of the GTFM Group that are required in respect of the transactions to be consummated at the Closing, other than those that if not obtained would not individually or in the aggregate reasonably be expected to have a GTFM Material Adverse Effect or a KCS Material Adverse Effect and such consents and other items shall remain in full force and effect as of the Closing Date; and

     (i) KCS shall have received the officers' and directors' resignations referred to in Section 4.2(j).

     (j) There shall not be pending any insolvency or bankruptcy proceeding against MM, TMMH or TFM, provided that if any such proceeding is pending MM, TMMH or TFM shall have had at least 60 days to obtain dismissal of any such proceeding.

     Section 8.3 Conditions to the Obligations of Sellers. The obligation of Sellers to consummate the Acquisition shall be subject to satisfaction of each of the following conditions, which may be waived in writing by TMM:

     (a) For purposes of this Section 8.3(a), the accuracy of the representations and warranties of KCS and KARA Sub set forth in this Agreement shall be assessed as of the date of this Agreement and shall be assessed as of the Closing Date with the same effect as though all such representations and warranties had been made again on and as of the Closing Date (provided, however, that the representations and warranties that speak as of a specific date other than the date of this Agreement shall speak only as of such date) and such representations and warranties shall be true and correct in all material respects;

     (b) Each of KCS and KARA Sub shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date;

     (c) Each of KCS and KARA Sub shall have delivered to TMM a certificate, dated as of the Closing Date, signed on behalf of KCS or KARA Sub, as the case may be, by its Chief Executive Officer and Chief Financial Officer confirming the satisfaction of the conditions contained in Sections 8.3(a) and 8.3(b);

     (d) Each of the Ancillary Agreements shall have been duly executed and delivered by or on behalf of KCS, and Sellers shall have no reasonable basis for belief that any of such agreements shall not become effective at the Effective Time;

     (e) TMM shall have received an opinion dated the Closing Date of Sonnenschein Nath & Rosenthal, counsel to KCS, and Jay Nadlman, Associate General Counsel to KCS, in the form and as to the matters set forth on Exhibit H-1 and H-2, respectively, with such exceptions and qualifications as are reasonably acceptable to TMM;

     (f) There shall not exist any event or combination of events that, individually or in the aggregate, will (or would reasonably be expected to) prevent KCS from performing any of its post-Closing obligations under this Agreement or any Ancillary Agreement at or after the Effective Time;

     (g) Since December 31, 2002, there has not been any KCS Material Adverse Effect or any development or combination of developments that, individually or in the aggregate, has had or is reasonably likely to have a KCS Material Adverse Effect of which TMM did not have knowledge prior to the date of this Agreement;

     (h) TMM shall have received copies of all other consents, approvals, authorizations, qualifications and orders of all Governmental Authorities and all other Persons party to contracts with KCS or any of its Subsidiaries that are required in respect of the transactions to be consummated at Closing, other than those that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a KCS Material Adverse Effect and such consents and other items shall remain in full force and effect as of the Closing Date;

     (i) TMM shall have received the consents of the holders of the 2003 Notes and of the 2006 Notes referred to in Section 5.5, provided that TMM shall have used its commercially reasonable efforts to obtain such consents; and.

     (j) TMM shall have received the release referred to in Section 7.15.

                                    ARTICLE 9

                                   TERMINATION

     Section 9.1  Termination.

     (a) This Agreement may be terminated prior to the Closing as follows:

          (i) by written consent of KCS and TMM;

          (ii) by KCS or TMM if any order of any Governmental Authority permanently restraining, enjoining or otherwise prohibiting the consummation of the Acquisition shall have become final and non-appealable or if any of the approvals of any Governmental Authority to perform the transactions herein, imposes any condition or requirement, the satisfaction of which is reasonably likely to result in either a KCS Material Adverse Effect or a GTFM Material Adverse Effect;

          (iii) by KCS if any condition to the obligations of KCS hereunder becomes incapable of fulfillment through no fault of KCS and is not waived by KCS;

          (iv) by TMM if any condition to the obligations of Sellers hereunder becomes incapable of fulfillment through no fault of Sellers and is not waived by TMM;

          (v) by KCS if TMM shall have experienced a Change of Control, or by TMM if KCS shall have experienced a Change of Control; and

          (vi) by KCS or TMM if the Closing does not occur by the close of business on or prior to December 31, 2004 (the "Termination Date"); provided, however, that the Termination Date may be extended by KCS and TMM by written agreement.

     (b) The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to the other Parties of a written notice of such termination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 9.2.

     Section 9.2 Survival after Termination. If this Agreement is terminated in accordance with Section 9.1 hereof and the transactions contemplated hereby are not consummated, this Agreement and each Ancillary Agreement shall become void and of no further force and effect, without any liability on the part of any party hereto, except for the provisions of Sections 7.12, 12.5 and 12.11 and this Article 9. Notwithstanding the foregoing, nothing in this Section 9.2 shall relieve any party to this Agreement of liability for a breach of any provision of this Agreement or any agreement made as of the date hereof or subsequent thereto pursuant to this Agreement.

                                   ARTICLE 10

                                 INDEMNIFICATION

     Section  10.1  Survival  of  Representations,   Warranties  and  Covenants;
Exclusive Monetary Remedies.

     (a) All representations and warranties in this Agreement or in any instrument executed and delivered in fulfillment of the requirements of this Agreement shall survive the Closing for the following periods of time following the Closing Date (in each case, the "Expiration Date"). The representations and warranties of the Sellers set forth in Sections 5.1, 5.2, 5.3, 5.4, 5.5, and
5.17 shall survive until the fifth anniversary of the Closing. The representations and warranties of the Sellers set forth in Section 5.11 shall survive for the applicable statute of limitations. All other representations and warranties of the Sellers shall survive until the third anniversary of the Closing, provided, if the Spin-off Merger referred to in the Stockholders' Agreement that is part of the Ancillary Agreements shall have occurred, such representations and warranties shall survive only until the second anniversary of the Closing. The representations and warranties of KCS set forth in Sections 6.1, 6.2, 6.3, 6.4 and 6.7 shall survive until the fifth anniversary of the Closing. The representations and warranties of KCS set forth in Section 6.15 shall survive for the applicable statute of limitations. All other representations and warranties of KCS shall survive until the second anniversary of the Closing. All covenants or other agreements in this Agreement shall terminate at the Effective Time, except the covenants in Sections 7.6, 7.9 and
7.13 which shall survive the Closing indefinitely or for the period of the respective statutes of limitation relating thereto.

     (b) Notwithstanding anything in this Agreement to the Contrary, the sole and exclusive basis on which any party may recover monetary damages for any breach of this Agreement by any other party, whether based upon breach of representations and warranties, breach of any covenant, or otherwise, shall be in accordance with the indemnification provisions set forth in this Article 10, and subject to the limitations and exclusions set forth in this Article 10, provided however, that such exclusive remedies for monetary damages shall not preclude any party from pursuing the remedies of specific performance, injunctive relief, declaratory judgment or any other non-monetary equitable remedies available to such party under Applicable Law.

     (c) All Losses (as defined below) for which any party may seek indemnification hereunder shall be net of (i) any insurance recoveries received by such party or to which such party is entitled and (ii) any amounts which such party has received or is entitled to receive from any third party under any indemnification or other similar agreement.

     Section 10.2 Indemnification by Sellers. Subject to the limitations contained in this Article 10, Sellers, jointly and severally, shall indemnify and hold KCS, the Surviving Company and each of their Subsidiaries, and each of their respective officers, directors, employees, members, stockholders, agents and representatives ("KCS Indemnitees") harmless from and against all losses, damages, liabilities, claims, demands, obligations, deficiencies, payments, judgments, settlements, costs and expenses of any nature whatsoever (including the costs and expenses of any and all investigations, actions, suits, proceedings, demands, assessments, judgments, orders, settlements and compromises relating thereto, and reasonable attorneys', accountants', experts' and other fees and expenses in connection therewith) ("Losses") resulting from, arising out of, or due to, directly or indirectly, any of the following:

     (a) Any inaccuracy or misrepresentation in, or breach of, any representation or warranty of Sellers contained in Article 5, in any schedule or exhibit delivered hereunder by any of Sellers or in any certificates delivered by any of Sellers pursuant to this Agreement, or any breach or nonfulfillment of any covenant or agreement of any of Sellers contained in this Agreement, in any schedule or exhibit delivered hereunder by any of Sellers or in any certificates delivered by any of Sellers pursuant to this Agreement, or any claims, causes of actions, rights asserted or demands made by any third parties (including any Governmental Authority) arising from or relating to any of the foregoing (it being agreed that for purposes of such right to indemnification, the representations and warranties made by Sellers shall be deemed not qualified by any references therein to materiality or whether or not any breach could result or could reasonably be expected to result in a GTFM Material Adverse Effect); and

     (b) Sellers' indemnification obligations under this Article 10 for any inaccuracy or misrepresentation in, or breach of any representation or warranty regarding Grupo TFM or its Subsidiaries shall be limited to 51% of Losses and then only to the extent such 51% of Losses amount to, in the aggregate, $5 million or more; provided, that for the purpose of computing this limitation on Sellers' indemnification obligations, Losses shall be calculated without regard to whether such Losses involved a GTFM Material Adverse Effect. The limitation in this Section 10.2(b) shall not be applicable to any Losses arising out of or resulting from any action or omission on the part of any Seller or its Affiliate that involved a crime, fraud, willful misconduct or gross negligence.

     Section  10.3  Indemnification  by  KCS.  (a)  Subject  to the  limitations contained in this Article 10, KCS shall indemnify and hold harmless Sellers, each of their Subsidiaries and each of their respective officers, directors, employees, members, stockholders, agents and representatives ("Seller Indemnitees") from and against all Losses resulting from, arising out of, or due to, directly or indirectly, any inaccuracy or misrepresentation in, or breach of, any representation or warranty of KCS contained in Article 6, in any schedule or exhibit delivered hereunder by KCS or in any certificates delivered by KCS pursuant to this Agreement, or any breach or nonfulfillment of any covenant of KCS contained in this Agreement, in any schedule or exhibit delivered hereunder by KCS or in any certificates delivered by KCS pursuant to this Agreement, or any claims, causes of actions, rights asserted or demands made by any third parties (including any Governmental Authority) arising from or relating to any of the foregoing.

     (b) KCS's indemnification obligations under this Article 10 shall be limited to Losses which amount to, in the aggregate, $10 million or more, provided that for the purpose of computing this limitation or KCS's indemnification obligations, Losses shall be calculated without regard to whether such Losses involved a KCS Material Adverse Effect. The limitation in this Section 10.3(b) shall not be applicable to any Losses arising out of or resulting from any action or omission on the part of KCS or its Affiliate that involved a crime, fraud, willful misconduct or gross negligence.

     Section 10.4 Procedures for Third-Party Claims.

     (a) In order for a Person (the "Indemnified Party") to be entitled to any indemnification provided for under Section 10.2 or 10.3 hereof in respect of, arising out of or involving a claim made by any Person (other than another Party or its Affiliate) against the Indemnified Party (a "Third-Party Claim"), such Indemnified Party must notify the indemnifying party in writing of the Third-Party Claim promptly following receipt by such Indemnified Party of written notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually materially prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the indemnifying party, as promptly as practicable following the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim that are not separately addressed to the indemnifying party.

     (b) If a Third-Party Claim is made against an Indemnified Party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party; provided, however, that such counsel is not reasonably objected to by the Indemnified Party. Should the indemnifying party so elect to assume the defense of a Third-Party Claim, the indemnifying party shall not be liable to the Indemnified Party for any reasonable legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the indemnifying party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense; provided, however, that the indemnifying party shall bear the reasonable fees and expenses of such separate counsel (i) if the Parties to any such action or proceeding (including impleaded parties) include other Parties and representation of both Parties would, in the reasonable opinion of counsel for the Indemnified Party, be inappropriate due to a conflict of interest or (ii) if the indemnifying party shall not have employed counsel (other than counsel that is reasonably objected to by the Indemnified Party) within a reasonable time after the Indemnified Party has given notice of the institution of a Third-Party Claim in compliance with Section 10.4(a) hereof. The indemnifying party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the indemnifying party has not assumed the defense thereof, provided, however, that such counsel is not reasonably objected to by the indemnifying party. If the indemnifying party chooses to defend or prosecute a Third-Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof at the indemnifying party's expense. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the indemnifying party assumes the defense of a Third-Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party assumes the defense of a Third-Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third-Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third-Party Claim, which releases the Indemnified Party completely in connection with such Third-Party Claim and that would not otherwise materially adversely affect the Indemnified Party.

     Section 10.5 Tax Indemnification.

     (a) Sellers shall indemnify and hold each of the KCS Indemnitees harmless from and against all Taxes of GTFM, and the GTFM Subsidiaries, the payment of which would result in a breach of any representation or warranty set forth in
Section 5.11 or an agreement set forth in Sections 7.1(e) or 7.6 (it being agreed that for purposes of such right to indemnification, the representations and warranties set forth in Section 5.11 or a breach of any agreement set forth in Section 7.1(e) or 7.6 shall be deemed not qualified by any references therein to materiality or whether or not any breach could result or could reasonably be expected to result in a GTFM Material Adverse Effect).

     (b) KCS shall, and shall cause the Surviving Company and its Subsidiaries, to indemnify and hold Sellers harmless from and against all Taxes of the Surviving Company and its Subsidiaries the payment of which would not result in a breach described in Section 10.5(a)

                                   ARTICLE 11

                                   DEFINITIONS

     Section 11.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified.

     "Agreement" shall have the meaning set forth in the preamble to this Agreement.

     "Ancillary Agreements" shall mean the following agreements entered into as of the date of this Acquisition Agreement or to be entered into as of the
Closing: (i) Stockholders' Agreement by and among KCS, TMM, TMMH and MM; (ii) Registration Rights Agreement among KCS, TMM, TMMH and MM; (iii) Stock Purchase Agreement among KCS, TMM, TMMH and MM; (iv) the Consulting Agreement; (v) the Marketing and Services Agreement; and (vi) the Put Agreement.

      "Applicable Law" shall mean any Law applicable to KCS, TMM, TMMH, MM or any of their respective Affiliates, properties, assets, officers, directors, employees or agents, as the case may be.

      "Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the United States or Mexico.

      "Certificate of Merger" shall have the meaning set forth in Section 3.1 of this Agreement.

      "Change of Control" shall mean, with respect to such Person, the occurrence of any of the following prior to the Closing Date: (a) any Person or Group, other than a subsidiary or any employee benefit plan (or any related trust) of such Person or a subsidiary of such Person, becomes the beneficial owner of Voting Securities representing 20.0% or more of the combined Total Voting Power of all Voting Securities of such Person, or (b) the individuals who, as of the date of this Agreement, constitute the board of directors of such Person (the "Incumbent Directors") cease for any reason to constitute at least 75.0% of the members of such board of directors unless, at least 75.0% of the individuals then constituting such board of directors were nominated upon the recommendation of at least 75.0% of the Incumbent Directors or other directors so nominated; or (c) approval by the stockholders of such Person of any of the following: (1) a merger, reorganization or consolidation ("Acquisition") with respect to which the individuals and entities who were the respective beneficial owners of the stock and Voting Securities of the Person immediately before such Acquisition do not, after such Acquisition, beneficially own, directly or indirectly, more than 80.0% of the combined voting power of the Voting Securities of the Person resulting from such Acquisition in substantially the same proportion as their ownership immediately before such Acquisition, (2) a liquidation or dissolution of such Person, or (3) the sale or other disposition of all or substantially all of the assets of such Person.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      "Concession" shall mean the concession title from the Mexican government held by TFM to provide freight transportation services over its rail lines in Mexico.

      "Confidentiality Agreements" shall mean the Confidentiality Agreements dated as of November 9, 2002 by and between KCS and TMM and all amendments thereto.

      "Consultant" shall mean the Company owned by Jose Serrano Segovia that has entered into the Consulting Agreement with KCS.

      "Consulting Agreement" shall mean that agreement between Consultant and the Surviving Company dated as of the Effective Time.

      "Contracts"  shall  mean  all  written  or  oral  contracts,   agreements,
evidences of indebtedness, guarantees, leases and executory commitments to which any member of the GTFM

Group is a party (jointly or severally, in whole or in part, with others or solely) or by which any of the GTFM Assets are bound, or otherwise related to the GTFM Business.

      "Control" shall mean the ability whether directly or indirectly to direct the affairs of another by means of ownership of assets or voting securities, or by contract.

      "Encumbrance" shall mean any lien, pledge, mortgage, security interest, claim, charge, easement, limitation, commitment, encroachment, restriction (other than a restriction on transferability imposed by federal or state securities laws) or other encumbrance of any kind or nature whatsoever (whether absolute or contingent).

      "Environmental Laws" shall mean any and all U.S. and Mexican federal, state and local statutes, laws, regulations, ordinances or rules in existence on or prior to the Closing Date relating to the protection of the environment or natural resources, occupational safety and health; the effect of the environment or Hazardous Materials on human health; or emissions, discharges or releases of Hazardous Materials into the environment, including, without limitation, ambient air, surface water, groundwater or land; or otherwise relating to the handling of Hazardous Materials or the investigation, clean-up or other remediation or analysis thereof.

      "Environmental Permit" shall mean any permit, approval, identification number, license and other authorization required under any applicable Environmental Law, including any administratively complete application that is sufficient to serve as an authorization for an activity regulated under Environmental Law.

      "ERISA Affiliate" shall mean any Person who is in the same controlled group of corporations or who is under common control with KCS (within the meaning of Section 414 of the Code).

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

      "Final Resolution of the VAT Claim" shall mean the final settlement or resolution of the VAT Claim, whether by a voluntary settlement or judgment, that is not subject to any form or manner of appeal, collateral claim under the January 31, 1997 Stock Purchase Agreement for the acquisition of Ferrocarril del Noreste, S.A. de C.V. or otherwise or offset or reclaim by any Governmental entity or any other Person in any manner whatsoever, provided, that if KCS shall have received the TFM Class III shares referred to in 7.13(i) in settlement of all or a portion of the VAT Claim or if KCS shall have received the payment referred to in 7.13(ii) along with the written agreement (in form reasonably satisfactory to KCS) of TMM to defend and indemnify KCS against any claim, collateral claim, offset, reclaim, appeal or challenge of any kind whatsoever which seeks to rescind , set aside, revoke or diminish the amount of such payment or the VAT Claim, then a "Final Resolution of the VAT Claim" shall be deemed to have occurred for the purpose of the VAT Payment.

      "GAAP" shall mean generally accepted accounting principles, consistently applied, as used in the United States of America as in effect at the time any applicable financial statements were or are prepared or any act requiring the application of GAAP was or is performed.

      "Governmental Authority" shall mean any United States, Mexican or foreign government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC or any other United States, Mexican or foreign government authority, agency, department, board, commission or instrumentality of the United States, any state of the United States or any political subdivision thereof or any foreign jurisdiction, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any United States, Mexican or foreign governmental or non-governmental self-regulatory organization, agency or authority (including the NYSE).

      "GTFM Assets" shall mean the properties, assets, Contracts and rights of any kind, whether tangible or intangible, real or personal, of the GTFM Group necessary to enable GTFM and the GTFM Subsidiaries to conduct the GTFM Business as presently conducted.

      "GTFM Business" shall mean the business and operations of the GTFM Group in the manner in which the same have been conducted prior to the date hereof, are currently being conducted and are currently proposed by the GTFM Group to be conducted, whether conducted by GTFM or any of its Subsidiaries.

      "GTFM Financial Statements" shall mean those financial statements referred to in Section 5.6.

      "GTFM Form 20-F" shall mean the Annual Report on Form 20-F for the year ended December 31, 2001 filed by GTFM with the SEC.

      "GTFM Group" shall mean GTFM and all of its Subsidiaries, collectively.

      "GTFM Material Adverse Effect" shall mean a change, event or occurrence that has had, or is reasonably likely to have, a material adverse effect on the business, assets, properties, liabilities, financial condition or results of operations of the GTFM Group taken as a whole other than any change, event or occurrence resulting from (i) changes in the railroad industry in Mexico or the United States generally, (ii) changes in general economic conditions in the United States or Mexico or the securities markets in general, (iii) terrorist activities or the commencement or escalation of any war or armed hostilities, which do not disproportionately affect the GTFM Group, or (iv) performance of this Agreement in accordance with its terms.

      "GTFM Subsidiaries" shall mean all of the Subsidiaries of GTFM except Mexrail, Inc. and its Subsidiaries.

      "GTFM Trademarks" shall mean all trademarks of GTFM and its Subsidiaries.

      "Hazardous Materials" shall mean (i) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

      "HSR Act" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

      "IAS" shall mean International Accounting Standards, consistently applied as used in the UMS as in effect at the time any applicable financial statements were or are prepared or any act requiring compliance with IAS was or is performed.

      "Income Taxes" shall mean all Taxes, charges, fees, levies or other assessments imposed by any Taxing Authority and based on or measured solely with respect to income or profits including any interest, penalties or additions attributable or imposed with respect thereto.

      "Intellectual Property" shall mean all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions copyrights and copyright rights, processes, formulae, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

      "Investment Advisers Act" shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

      "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

      "KCS Assets" shall mean the properties, assets, Contracts and rights of any kind, whether tangible or intangible, real or personal, necessary to enable KCS (prior to the Closing) and the Surviving Company (after the Closing) to conduct the KCS Business as presently conducted.

      "KCS Business" shall mean the consolidated business and operations of KCS and its Subsidiaries in the manner in which the same have been conducted prior to the date hereof, are currently being conducted and are currently proposed by KCS and its Subsidiaries to be conducted, whether conducted by KCS or any of its Subsidiaries.

      "KCS Disclosure Schedule" shall have the meaning set forth in the introduction to Article 6 of this Agreement.

      "KCS Material Adverse Effect" shall mean a change, event or occurrence that has had, or is reasonably likely to have, a material adverse effect on the business, assets, properties, liabilities, financial condition or results of operations of KCS and its Subsidiaries, taken as a whole other than any change, event or occurrence resulting from (i) changes in the railroad industry in the United States generally, (ii) changes in general economic conditions in the United States or the securities markets in general, (iii) terrorist activities or the commencement or escalation of any war or armed hostilities, which do not disproportionately affect KCS or its Subsidiaries, or (iv) performance of this Agreement in accordance with its terms.

      "KCS Stock Option Plan" shall mean the 1991 Amended and Restated Stock Option and Performance Award Plan, as amended and restated effective November 7, 2002.

      "Knowledge" of (a) KCS shall mean actual knowledge after reasonable inquiry of any executive officer of KCS, (b) TMM, TMMH or MM shall mean actual knowledge after reasonable inquiry by any executive officer of TMM, TMMH or MM, and (c) Sellers shall mean actual knowledge after reasonable inquiry by any executive officer of Sellers.

      "Law" shall mean any U.S., Mexican or foreign federal, state or local statute, law (whether statutory or common law), ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement or arbitration award or finding (including, without limitation, those of the NYSE or any other applicable self-regulatory organization).

      "Losses" shall have the meaning set forth in Section 10.2 of this Agreement.

      "MM Subsidiaries" shall mean GTFM and GTFM Subsidiaries.

      "NYSE" shall mean the New York Stock Exchange, Inc.

      "Permitted Encumbrance" shall mean (i) liens reflected in the GTFM Financial Statements; (ii) liens imposed by operation of law and not for borrowed money, such as materialmen's, mechanics', workers', repairmen's, employees', carriers', vendors' warehousemen's and other like liens that are insignificant, individually and in the aggregate, to the operation of the GTFM Business and (iii) liens incurred in the ordinary course of business and not for borrowed money that are insignificant, individually and in the aggregate, to the operation of the GTFM Business.

      "Person"  shall  mean  any  individual,  firm,  corporation,   partnership
(limited or general), limited liability company, joint venture, association, trust or other entity.

      "Put Agreement" shall mean the Agreement between the Federal Government of the United Mexican States, GTFM, TMM and KCS, dated June 9, 1997.

      "Put" shall mean the right of the Federal Government of the United Mexican States under the Put Agreement to compel purchase of the Shares of TFM held by it.
      "Put Purchase Price" shall mean the purchase price for the 20% of TFM stock held by the Federal Government of the United Mexican States, as defined in the Put Agreement and calculated under the Twenty-Sixth Clause of the Stock Purchase Agreement.

      "SEC" shall mean the Securities and Exchange Commission, and any successor thereto.

      "Securities" shall mean any securities as defined in the Securities Act.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

      "Securities Laws" shall mean the Securities Act, the Exchange Act, the Investment Company Act, the Investment Advisers Act, all applicable state "blue sky" laws, all applicable Mexican and foreign securities laws, and the rules and regulations promulgated thereunder.

      "Seller Material Adverse Effect" shall mean a change, event or occurrence that has had, or is reasonably likely to have, a material adverse effect on the business, assets, properties, liabilities, financial condition or results of operations of Sellers and their Subsidiaries, taken as a whole other than any change, event or occurrence resulting from (i) changes in the railroad industry in the United States generally, (ii) changes in general economic conditions in the United States or the securities markets in general, (iii) terrorist activities or the commencement or escalation of any war or armed hostilities, which do not disproportionately affect a Seller or any of its Subsidiaries, or (iv) performance of this Agreement in accordance with its terms.

      "Strategic Investor" shall mean a U.S. Class 1 railroad, or its Affiliate, which purchases or commits to purchase from KCS equity or debt securities of KCS within one year from the date of this Agreement.

      "Subsidiary" of a Person shall mean any other Person more than 50% of the voting stock (or of any other form of other voting or controlling equity interest in the case of a Person that is not a corporation) of which is beneficially owned by the Person directly or indirectly through one or more other Persons.

      "Tax" shall mean all U.S. and Mexican federal, provincial, territorial, state, municipal, local, foreign or other taxes, imposts, rates, levies, assessments, contributions and other similar charges (and all interest and penalties thereon and additions thereto imposed by any Governmental Authority), including, without limitation, all income, excise, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, employment, payroll, social security (IMSS), housing, unemployment, disability, estimated or withholding taxes, housing fund (Infonavit), retirement fund contributions (SAR) and all customs and import duties.

      "Tax Return" shall mean any and all returns, reports, declarations, information statements, schedules or other documents required to be provided by GTFM or any of its Subsidiaries with respect to Taxes to any Governmental Authority or Tax authority or agency, whether U.S., Mexican or foreign.

      "Taxing Authority" shall mean any government authority, U.S., Mexican or other, having jurisdiction over the assessment, determination, collection, or other imposition of Taxes.

      "TFM" shall mean TFM, S.A. de C.V.

      "U.S." means the United States of America.

      "VAT" means the Mexican value added tax.

      "VAT Claim" means TFM's claim against the Mexican Treasury for the refund of a value added tax payment in the original principal amount of 2,111,111,790 pesos.

      "VAT Payment" means the shares or cash compensation received by TFM or its designee from the Mexican Government on the VAT Claim.

                                   ARTICLE 12

                                  MISCELLANEOUS

     Section 12.1 Amendments; Waiver. This Agreement may not be amended, altered or modified except by written instrument executed by KCS and TMM. KCS and TMM may amend this Agreement without notice to or the consent of any other party and any third party. Any agreement on the part of KCS and TMM to waive (i) any inaccuracies in any representation and warranty contained herein or in any document, certificate or writing delivered pursuant hereto, or (ii) compliance with any of the agreements, covenants or conditions contained herein, shall be valid only if set forth in an instrument in writing signed on behalf of the party against whom the waiver is to be effective. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other inaccuracy, breach or failure to strictly comply with the provisions of this Agreement. Any delay or omission on the part of KCS or TMM to exercise any right hereunder shall not in any manner impair the exercise of any right accruing to it hereafter.

     Section 12.2 Entire Agreement. This Agreement (including the Seller Disclosure Schedule, the KCS Disclosure Schedule, any other exhibits, schedules, certificates, lists and documents referred to herein, and any documents executed by the Parties simultaneously herewith or pursuant thereto), the Ancillary Agreements, the Consulting Agreement and the Confidentiality Agreements constitute the entire agreement of the Parties, except as provided herein, and supersede all prior agreements and understandings, written and oral, among the Parties with respect to the subject matter hereof and thereof, including without limitation, the Letter of Intent, dated August 28, 1995, between TMM and KCS; the Joint Venture Implementation Agreement, dated September 7, 1995, between TMM and KCS; the Joint Venture Agreement, dated December 1, 1995, between TMM and KCS; the undated Letter of Understanding between TMM and KCS; the Shareholders Agreement dated as of May 1997, by and among KCS, Caymex Transportacion, Grupo Servia, S.A. de C.V., TMM and MM; Management Services Agreements between KCS and TFM, dated May 9, 1997, and between TMM and TFM, dated May 9, 1997 (as such agreements have been amended and extended from time to time); the Stock Purchase Agreement dated as of February 27, 2002, by and among MM, TMM, KCS, The Kansas City Southern Railway Company and TFM; and the Omnibus Agreement by and among TMM, MM, TFM, Mexrail, Inc., The Kansas City Southern Railway Company, NAFTA Rail, S.A. de C.V. and KCS, dated March 8, 2002; provided that, if the Closing shall not have occurred prior to the Termination Date, or if this Agreement shall have been terminated pursuant to the terms set forth in Article 9, then this Section 12.2 shall be null and void retroactively to the date first set forth above and the prior agreements and understandings referred to herein shall be and remain effective as if this Agreement had never been effective.

     Section 12.3 Interpretation.

     (a) The Recitals, Exhibits and Schedules to this Agreement are incorporated by reference into, and are deemed to be part of, this Agreement. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or an Exhibit or a Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or

"including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     (b) Each of the Seller Disclosure Schedule and the KCS Disclosure Schedule shall set forth items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties or one or more of its covenants contained in this Agreement, in each case making reference to the particular subsection of this Agreement requiring such disclosure or to which such exception is being taken.

     (c) This Agreement is in the English language. The Parties waive any rights they may have under Applicable Law to have this Agreement or any of the Ancillary Agreements made in any language other than English; provided to the extent that any such waiver shall not be valid under Applicable Law, the Parties agree that in case of any ambiguity or contradiction between the English language version of this Agreement and any translation into any other language, that the English language version shall control.

     Section 12.4 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 12.5 Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given if
(a)  delivered  in  person,   (b)   transmitted   by  facsimile   (with  written
confirmation), (c) mailed by certified or registered mail (return receipt requested) (in which case such notice shall be deemed given on the third day after such mailing) or (d) delivered by an express courier (with written confirmation) to the Parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      If to Sellers:

      Grupo TMM, S.A.
      Avenida de la Cuspide, No. 4755
      Colonia Parques del Pedregal
      14010 Mexico, D.F.

      CT Corporation
      1209 Orange Street
      Wilmington, Delaware 19801

      With a copy (which shall not constitute notice) to:

      Milbank, Tweed, Hadley & McCloy LLP
      601 South Figueroa Street, 30th Floor

      Los Angeles, CA 90017
      Attention:  Thomas C. Janson, Esq.


      If to KCS or the Surviving Company:

      Kansas City Southern
      P.O. Box 219335
      427 West 12th Street
      Kansas City, MO 64121-9335

      With a copy (which shall not constitute notice) to:

      Sonnenschein Nath & Rosenthal
      4520 Main Street, Suite 1100
      Kansas City, MO 64111
      Attention:  John F. Marvin, Esq.

Any party hereto may from time to time change its address for notices under this
Section 12.5 by giving at least 10 days' notice of such changed address to the other Parties hereto.

     Section 12.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions of this Agreement.

     Section 12.7 Binding Effect; Persons Benefiting; No Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns. No provision of this Agreement is intended or shall be construed to confer upon any entity or Person other than the Parties and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. This Agreement may not be assigned by any of the Parties without the prior written consent of the other Parties.

     Section 12.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision of this Agreement be enforced by, any other Person.

     Section 12.9 Counterparts. This Agreement may be executed in two or more counterparts, each original or facsimile of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the Parties need not sign the same counterpart.

     Section 12.10 Specific Enforcement. The Parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the Parties hereto shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they may be entitled by law or equity.

     Section 12.11 Governing Law; Dispute Resolution.

     (a) Resolution of any and all disputes between KCS and one or more of Sellers (each of KCS, on the one hand, and one or more of the Sellers, on the other hand, a "Dispute Party" and together, the "Dispute Parties') arising from or in connection with this Agreement, the Ancillary Agreements or any transactions contemplated by this Agreement or the Ancillary Agreements, whether based on contract, tort, common law, equity, statute, regulation, order or otherwise, ("Disputes") including Disputes arising in connection with claims by third persons, shall be exclusively governed by and settled in accordance with the provisions of this Section 12.11; provided, that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder.

     (b) THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO AND THE ADJUDICATION AND ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE AND THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO APPLICABLE CHOICE OF LAW PROVISIONS THEREOF.

     (c) As to any Dispute which is not resolved in the ordinary course of business, the Dispute Parties shall first attempt in good faith to promptly resolve any Dispute by negotiations between executives. Either of the Dispute Parties may initiate this procedure by delivery of written notice of the Dispute (the "Dispute Notice") to the other. Not later than 20 days after delivery of the Dispute Notice, one executive of one of the Dispute Parties with authority to settle the Dispute shall meet with the one executive of the other Dispute Party with authority to settle the Dispute at a reasonably acceptable time and place, and thereafter as such executives shall deem reasonably necessary. The executives shall exchange relevant information and endeavor to resolve the Dispute. Prior to any such meeting, each Dispute Party's executive shall advise the other as to any individuals who will attend such meeting with the executive. All negotiations pursuant to this Section 12.11(c) shall be confidential and shall be treated as compromise negotiations for purposes of Rule 408 of the Federal Rules of Evidence and similarly under other local or foreign rules of evidence.

     (d) Each Dispute Party hereby agrees to submit all Disputes not resolved pursuant to Section 12.11(c) hereof to final and binding arbitration in New York, New York. Either Dispute Party may initiate such arbitration by delivery of a demand therefor (the "Arbitration Demand") to the other Dispute Party not sooner than 60 days after the date of delivery of the Dispute Notice but promptly thereafter; provided, that if a Dispute Party rejects participation in the procedures provided under Section 12.11(c), the other Dispute Party may initiate arbitration at such earlier time as such rejection shall become reasonably apparent, and, whenever arbitration is initiated, may seek recovery of any damages or expenses arising from such rejection, including attorney's fees and expenses, Arbitration Costs (as defined below) in connection with arbitration hereunder.

                  (i) Three Arbitrators shall be appointed (the  "Arbitrators"), one of whom shall be appointed by KCS, one by TMM, and the third of whom, who shall act as the chairman of the arbitral tribunal, shall be appointed by the first two Arbitrators within 10 business days of the first two Arbitrators confirmation by the American Arbitration Association. Each Party agrees that Sellers shall be considered jointly as one side for the purposes of constitution of the arbitration tribunal hereunder. If either Dispute Party fails to appoint an Arbitrator within 10 business days of a request in writing by the other Dispute Party to do so or if the first two Arbitrators cannot agree on the appointment of the third Arbitrator within 10 business days of their confirmation by the American Arbitration Association, then such Arbitrator shall be appointed by the American Arbitration Association in accordance with its Commercial Arbitration Rules. As soon as the arbitration tribunal has been convened, a hearing date shall be set within 15 days thereafter; provided, that the Arbitrators may extend the date of the hearing upon request of any Dispute Party to the extent necessary to insure that such Dispute Party is given a reasonable period of time to prepare for the hearing. Written submittals in the English language shall be presented and exchanged by both Dispute Parties five business days before the hearing date. At such time the Dispute Parties shall also exchange copies of all documentary evidence upon which they will rely at the arbitration hearing and a list of the witnesses whom they intend to call to testify at the hearing. The Arbitrators shall make their determination as promptly as practicable after conclusion of the hearing.

               (ii) The arbitration shall be conducted in the English language pursuant to the Commercial Arbitration Rules of American Arbitration Association. Notwithstanding the foregoing, (A) each Dispute Party shall have the right to audit the books and records of the other Dispute Party that are reasonably related to the Dispute; (B) each Dispute Party shall provide to the other, reasonably in advance of any hearing, copies of all documents which a Dispute Party intends to present in such hearing; (C) all hearings shall be conducted on an expedited schedule; and (D) all proceedings shall be confidential, except that either Dispute Party may at its expense make a stenographic record thereof.

               (iii) The Arbitrators shall endeavor to complete all hearings not later than 120 days after their tribunal has been convened, and shall make a final award as promptly as practicable thereafter. Such award shall be communicated, in writing, by the Arbitrators to the Dispute Parties, and shall contain specific findings of fact and conclusions of law in accordance with the governing law set forth in Section 12.11(c) of this Agreement. Any award of such Arbitrators shall be final and binding upon the Parties to this Agreement and shall not be attacked by any of the Parties to this Agreement in any court of law and may be enforced in any court having jurisdiction, including expressly the courts of the State of Delaware, United States of America, and the courts of the Federal District of Mexico. The Arbitrators shall apportion all costs and expenses of the arbitration, including the Arbitrators' fees and expenses, fees and expenses of experts and fees and expenses of translators ("Arbitration Costs") between the prevailing and non-prevailing Dispute Party as the Arbitrators shall deem fair and reasonable. In circumstances where (A) a Dispute has been asserted or defended against on grounds that the Arbitrators deem manifestly unreasonable, or (B) the non-prevailing Dispute Party has rejected participation in procedures under Section 12.11(c), the Arbitrators may assess all Arbitration Costs against the non-prevailing Dispute Party and may include in the award the prevailing Dispute

          Party's attorney's fees and expenses in connection with any and all proceedings under this Section 12.11. Notwithstanding the foregoing, in no event may the arbitrator award multiple or punitive damages.

     (e) Pursuant to an agreement of the Parties hereto or a judicial determination that a Dispute is not subject to final and binding arbitration as set forth in Section 12.11, KCS and each of Sellers irrevocably agrees that any legal action or proceeding against it with respect to this Agreement and any transaction contemplated by this Agreement shall be brought only in the courts of the State of Delaware, or of Federal courts of the United States of America sitting in Delaware, and by execution and delivery of this Agreement, KCS and each of Sellers irrevocably submits to the venue and jurisdiction of each such court and irrevocably waives any objection or defense such party may have to venue or personal jurisdiction in any such court for the purpose of resolving any claim, dispute, cause of action arising out of or related to this Agreement (including any claim that the suit or action has been brought in an inconvenient forum and any right to which it may become entitled on account of place of residence or domicile), the alleged breach of this Agreement, the enforcement of the terms of this Agreement, the Acquisition, the Ancillary Agreements and the other terms contemplated hereby and thereby. A final judgment in any suit, action or proceeding shall be conclusive and may be enforced in any court where jurisdiction over the Parties may be had or in which the Parties are subject to service of process.

     (f) Each of the parties hereto irrevocably appoints CT Corporation (the "Process Agent"), at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801 (302-658-7581), respectively as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on behalf of each of the parties and their respective properties and revenues, service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in the State of Delaware, and each of the parties hereto agrees that failure of the Process Agent to give any notice of any such service of process to any of the parties hereto shall not impair or affect the validity of such service or the enforcement of any judgment based thereon.

     Section 12.12 Announcements. KCS and TMM shall consult with each other before issuing, and provide each other the opportunity to review, comment on and concur with, any press release or other public statement with respect to this Agreement, the Acquisition, the Ancillary Agreements and the other transactions contemplated hereby and thereby, except as either party may determine is otherwise required by Applicable Law, judicial or administrative action or any requirement of the NYSE or any other applicable self-regulatory organization.

     Section 12.13 Termination Fee. In the event of (i) a termination pursuant to Section 9.1(a)(v), the Party experiencing the Change of Control shall promptly after a demand therefor remit to the Party terminating in immediately available funds the sum of $18 million and (ii) a termination pursuant to
Section 9.1(a)(iii) or 9.1(a)(iv) as a result of the failure of the stockholders of KCS or of TMM to approve the Acquisition if at or prior to the meeting of such stockholders to approve the Acquisition, the Board of Directors of KCS, in the case of the KCS Stockholders' meeting, or the Board of Directors of TMM, in the case of the TMM Stockholders' meeting, shall have failed to recommend or shall have withdrawn and not reinstated its recommendation of, the Acquisition, then the Party whose stockholders shall not have approved the Acquisition shall remit to the other Party, promptly after a demand therefor, in immediately available funds, the sum of $18 million. The receipt of any sums pursuant to this

Section 12.13 shall not preclude or diminish any other rights a Party may have under this Agreement.



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                                      -54-

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

                  KANSAS CITY SOUTHERN


                  By:   /s/ M.R. Haverty
                     ---------------------------------------
                  Name:  Michael R. Haverty
                  Title: Chairman, President & CEO


                  KARA Sub, Inc.


                  By:   /s/ M.R. Haverty
                     ---------------------------------------
                  Name:  Michael R. Haverty
                  Title: Chairman, President & CEO


                  GRUPO TMM, S.A.


                  By:   /s/ Jose Serrano
                     ---------------------------------------
                  Name:  Jose Serrano
                  Title: Chairman


                  By:   /s/ Javier Segovia
                     ---------------------------------------
                  Name:  Javier Segovia
                  Title: President


                  TMM HOLDINGS, S.A. de C.V.


                  By:   /s/ Jose Serrano
                     ---------------------------------------
                  Name:  Jose Serrano
                  Title: Chairman


                  By:   /s/ Javier Segovia
                     ---------------------------------------
                  Name:  Javier Segovia
                  Title: President

                  TMM MULTIMODAL, S.A. de C.V.


                  By:   /s/ Jose Serrano
                     ---------------------------------------
                  Name:  Jose Serrano
                  Title: Chairman


                  By:   /s/ Javier Segovia
                     ---------------------------------------
                  Name:  Javier Segovia
                  Title: President


















                                      -56-